UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
         --------------------------------------------------------
                                  SCHEDULE 14A
                      Proxy Statement Pursuant to Section 14(a) of
                           the Securities Exchange Act of 1934

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement
/ /  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)2))
/x/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Section 240.14a-12


                       ROFIN-SINAR TECHNOLOGIES INC.
         --------------------------------------------------------
             (Name of Registrant as Specified in Its Charter)


    -------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than Registrant)


Payment of Filing Fee (Check the appropriate box):

/x/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      1)  Title of each class of securities to which transactions applies:

          -------------------------------------------------------------------
      2)  Aggregate number of securities to which transaction applies:

          -------------------------------------------------------------------
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          -------------------------------------------------------------------
      4)  Proposed maximum aggregate value of transaction:

          -------------------------------------------------------------------
      5)   Total fee paid:

          -------------------------------------------------------------------







/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by the registration statement number, or the Form or Schedule and the date of its filing.

       1)   Amount Previously Paid:
                                   ------------------------------------------
       2)   Form Schedule or Registration Statement No.:
                                                        ---------------------
       3)   Filing Party:
                         ----------------------------------------------------
       4)   Date Filed:
                       ------------------------------------------------------

Peter Wirth
      Chairman of the Board,
                                                        January 26, 2007


Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders which will be held on Thursday, March 15, 2007, at 10:00 a.m., local time, at Fiesta Inn, 2100 South Priest Drive, Tempe, AZ 85282.

At this year's annual meeting, the agenda includes the election of certain directors and a proposal to ratify the appointment of our independent registered public accountants. The Board of Directors recommends that you vote FOR election of the slate of nominees for directors, FOR ratification of appointment of the independent registered public accountants and FOR the adoption of the Rofin-Sinar Technologies Inc. 2007 Incentive Stock Plan. We will also report on current business conditions and our recent developments. Members of the Board of Directors and our executive officers will be present to discuss the affairs of Rofin-Sinar Technologies Inc. and to answer any questions you may have.

It is important that your shares be represented and voted at the annual meeting, regardless of the size of your holdings. Accordingly, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed envelope to ensure your shares will be represented. If you do attend the annual meeting, you may, of course, withdraw your proxy should you wish to vote in person.

To help us plan for the meeting, please mark the appropriate box on the accompanying proxy card telling us if you will be attending.

                                                Sincerely,


                                                /s/  Peter Wirth
                                                --------------------
                                                Peter Wirth

                           [ROFIN-SINAR TECHNOLOGIES LOGO]





                       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS



TO THE STOCKHOLDERS
OF ROFIN-SINAR TECHNOLOGIES INC.


The Annual Meeting of Stockholders of Rofin-Sinar Technologies Inc. will be held at the Fiesta Inn, 2100 South Priest Drive, Tempe, AZ 85282 on Thursday, March 15, 2007, at 10:00 a.m., local time. The items of business are:

     1. Election of three Class II directors to serve for a three-year term until the 2010 Annual Meeting of Stockholders;

     2. Ratification of appointment of Deloitte & Touche LLP as the the Company's independent registered public accountants for the fiscal year ending September 30, 2007;

     3. Approval of the Rofin-Sinar Technologies, Inc. 2007 Incentive Stock Plan; and

     4. To transact such other business as may properly come before the meeting and any adjournments thereof.

These items are fully discussed in the following pages, which are made part of this notice. Only stockholders of record at the close of business on January 19, 2007 will be entitled to vote at the annual meeting.


                                   By Order of the Board of Directors

                                     /S/  Cindy Denis
                                    ----------------------------
                                    Cindy Denis
                                    Secretary

Plymouth, Michigan
January 26, 2007




EVEN IF YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE.

                        ROFIN-SINAR TECHNOLOGIES INC.
                            40984 CONCEPT DRIVE
                        PLYMOUTH, MICHIGAN  48170


                  --------------------------------------
                             PROXY STATEMENT
                  --------------------------------------


                    FOR ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD ON MARCH 15, 2007
                  --------------------------------------



This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board of Directors" or the "Board") of Rofin-Sinar Technologies Inc., a Delaware corporation (the "Company"), to be voted at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at the Fiesta Inn, 2100 South Priest Drive, Tempe, AZ 85282, on March 15, 2007 at 10:00 a.m., local time, and at any adjournments thereof. The approximate date on which this Proxy Statement and form of proxy are first being sent to the Company's stockholders is January 26, 2007. References in this Proxy Statement to "we," "our" or "us" refer to Rofin-Sinar Technologies Inc., unless otherwise noted.

Only holders of record of shares of common stock, $0.01 par value per share, (the "Common Stock") of the Company at the close of business on January 19, 2007 (the "Record Date") are entitled to vote at the Annual Meeting or any adjournments thereof. Each owner of record on the Record Date is entitled to one vote for each share of Common Stock of the Company so held. The presence, either in person or by properly executed proxy, of the owners of one third of the outstanding shares of Common Stock of the Company entitled to vote is necessary to constitute a quorum at the Annual Meeting and to permit action to be taken by the stockholders at such meeting. As of the close of business on the Record Date, there were 15,445,400 shares of Common Stock of the Company outstanding.

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised by delivering to the Company (to the attention of Cindy Denis) a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given. Stockholders voting by proxy for the election of directors nominated to serve until the 2010 Annual Meeting may vote in favor of all nominees or withhold their votes as to all nominees or withhold their votes as to specific nominees. Stockholders should specify their choices on the enclosed form of proxy. If no specific instructions are given with respect to the matters to be acted upon, the shares represented by a signed proxy will be voted FOR the election of all nominees for director, FOR the proposal to ratify the appointment of the independent auditors and FOR the proposal to adopt the Rofin-Sinar Technologies Inc. 2007 Incentive Stock Plan. Directors will be elected by a plurality of the votes cast by the holders of the shares of Common Stock voting in person or by proxy at the Annual Meeting. Abstentions and broker non-votes will not affect the outcome of the vote. Stockholders are not entitled to appraisal rights in connection with any of the proposals in this proxy statement.

The Board of Directors of the Company knows of no business that will be presented for consideration at the Annual Meeting other than the matters described in this Proxy Statement. If any other matters are presented at the Annual Meeting, the persons named in the proxy card will vote in accordance with their judgment.

This solicitation is being made by the Board of Directors of the Company and its cost (including preparing and mailing of the notice, this Proxy Statement and the form of proxy) will be paid by the Company. The Company will also make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send the proxy material to their principals and will reimburse them for their reasonable expenses in so doing. To the extent necessary in order to ensure sufficient representation at the Annual Meeting, the Company intends to utilize the services of a proxy solicitor as well as the services of officers and regular employees of the Company to solicit the return of proxies by mail, telephone, telegram, telex and personal interview. No compensation in addition to regular salary and benefits will be paid to any officer or regular employee for such solicitation.

                                  PROPOSAL ONE:
                             ELECTION OF DIRECTORS


Board of Directors

Pursuant to the Company's Certificate of Incorporation, the Board of Directors is divided into three classes, with staggered three-year terms, and not more than one class of directors being elected at any Annual Meeting of the Stockholders. Under the By-Laws of the Company, the number of directors of the Company has been set at seven since the March 16, 2006 Board Resolution.

Carl F. Baasel, Gary K. Willis, and Daniel J. Smoke, the three Class II directors whose terms will expire at the Annual Meeting, have been nominated by the Board of Directors to stand for re-election as Class II directors to hold office until the 2010 Annual Meeting of Stockholders and until their successors are elected and qualified. The Board of Directors knows of no reason why any nominee will be unable or unwilling to serve as a nominee or director if elected.


Certain information concerning Carl F. Baasel, Gary K. Willis and Daniel J. Smoke is furnished below:

      Carl F. Baasel became a member of the Company's Board of Directors in October 2000, following the Company's acquisition of a majority stake in Carl Baasel Lasertechnik GmbH, a company that Mr. Baasel founded in 1975. Mr. Baasel served as that company's Managing Director until September 2001, when it was transformed into a limited partnership under the name "Carl Baasel Lasertechnik GmbH & Co. KG". Since September 2001, he has served as Managing Director of this limited partnership, which is a fully owned subsidiary of the Company. Mr. Baasel holds a Master's Degree in Physics from the Technical University of Munich.

      Gary K. Willis has been a member of the Company's Board of Directors since September 1996. Mr. Willis retired from Zygo Corporation, where since November 1998, he had been Chairman of the Board of Directors. Mr. Willis had also served as Director of Zygo Corporation since February 1992 and as its President and Chief Executive Officer from 1992 and 1993 through 1999, respectively. Prior to joining Zygo Corporation, he was Chairman, President and Chief Executive Officer of The Foxboro Company. Mr. Willis also serves as a Director of Vion Pharmacueticals Inc., Plug Power Corporation, and Middlesex Health Services, Inc. Mr. Willis was a Director of Benthos Corporation until 2006. Mr. Willis has a Bachelor of Science Degree in Mechanical Engineering from Worcester Polytechnical Institute.

      Daniel J. Smoke has been a member of the Company's Board of Directors since August 2003. Mr. Smoke is the Chief Financial Officer of Truck Bodies and Equipment International, Inc. He was previously the Chief Financial Officer of B.R. Lee Industries, Inc. from 2005 to 2006, and Marco Wood Products Inc. from 2004 to 2005. From 1999 to 2004, Mr. Smoke was in a private consulting practice. Mr. Smoke served as Vice President and Chief Financial Officer of Bucyrus International, Inc. from 1996 to 1999. Prior to that, he served as Vice President and Chief Financial Officer for the Folger Adam Company from 1995 to 1996. Mr. Smoke held various positions at Eagle Industries, Inc. from 1986 to 1994, including Corporate Controller, Vice President of Finance, Senior Vice-President and Group Executive, and Division President. Mr. Smoke has a Bachelor of Arts Degree in Business Administration from Washington State University and a Master of Science Degree in Accounting from California State University. Mr. Smoke is a Certified Public Accountant.



The three nominees receiving the highest number of affirmative votes will be elected as Class II directors of the Company.

Recommendation of the Nominating Committee of the Board of Directors Concerning the Election of Directors




The Nominating Committee of the Board of Directors of the Company recommends a vote FOR Carl F. Baasel, Gary K. Willis and Daniel J. Smoke as Class II directors to hold office until the 2010 Annual Meeting of Stockholders and until their successors are elected and qualified. Proxies received by the Board of Directors will be so voted unless stockholders specify a contrary choice in their proxy. The members of the Nominating Committee, Messrs. Reins, Willis, Smoke, and Fantone, are independent directors within the meaning of Rule 4200(a)(15) of the National Association of Securities Dealers ("NASD") Marketplace Rules.

             NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS
        FOR A THREE-YEAR TERM EXPIRING AT THE 2010 ANNUAL MEETING:

            Name                    Age             Director Since
       --------------------        -----           ----------------
        Carl F. Baasel               65                   2000
        Gary K. Willis (A)(B)(C)     61                   1996
        Daniel J. Smoke (A)(B)(C)    57                   2003



          DIRECTORS WHOSE TERM EXPIRING AT THE 2009 ANNUAL MEETING:

            Name                    Age             Director Since
       --------------------        -----           ----------------
        Gunther Braun                49                   1996
        Ralph E. Reins (A)(B)(C)     66                   1996



          DIRECTORS WHOSE TERM EXPIRING AT THE 2008 ANNUAL MEETING:

            Name                    Age             Director Since
       --------------------        -----           ----------------
        Peter Wirth                  60                   1996
        Stephen D. Fantone (A)(B)(C) 53                   2005

















________________________________________
(A) Member of the Audit Committee
(B) Member of the Compensation Committee
(C) Member of the Nominating Committee

                   DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information with respect to the Company's directors and executive officers.

Name                      Age        Title
 -------------------     -----      ---------------------------------------
Peter Wirth               60         Chairman of the Board of Directors

Gunther Braun             49         Chief Executive Officer, President
                                     and Director

Ingrid Mittelstaedt       42         Chief Financial Officer, Executive Vice
                                     President, Finance and Administration,
                                     Treasurer

Walter Volkmar            63         Former General Manager, Rofin-Sinar
                                     Laser GmbH Marking Division

Louis Molnar              53         Chief Operating Officer - Macro Division
                                     President, Rofin-Sinar Inc.
                                     President, Rofin-Baasel Inc.

Thomas Merk               44         Chief Operating Officer - Micro Division
                                     Managing Director of Carl Baasel
                                     Lasertechnik GmbH & Co. KG

Carl F. Baasel            65         Managing Director of Carl Baasel
                                     Lasertechnik GmbH & Co. KG and Director

Ralph E. Reins            66         Director

Gary K. Willis            61         Director

Daniel J. Smoke           57         Director

Stephen D. Fantone        53         Director

William Hoover            77         Director until March 16, 2006



Business Experience

Peter Wirth has been Chairman of the Board of Directors since September 1996. He was also the Chief Executive Officer and President of the Company from September 1996 until May 2005. He has also served as General Manager of RSL since October 1994. From 1991 until October 1994, Dr. Wirth was President of RSI. He joined RSL in 1979 as Sales Manager for Industrial Lasers, and became Director, Sales and Marketing in 1983. He holds a Master's Degree and a Ph.D. in Physics from the Technical University in Munich, Germany.

Gunther Braun has been Chief Executive Officer and President of the Company since May 2005. He also served as Executive Vice President, Finance and Administration, Chief Financial Officer and Treasurer, as well as a member of the Company's Board of Directors since September 1996. Since 1994, he has also been the Financial Director for RSL. He joined RSL in 1989 in connection with RSL's acquisition of Coherent General Inc. 's Laser Optronics marking division. Mr. Braun holds a Business Administration Degree from the Fachhochschule in Regensburg, Germany.

Ingrid Mittelstaedt has been Chief Financial Officer, Executive Vice President, Finance and Administration, and Treasurer since December 2005. Since 1997, she was Head of Corporate Controlling for the Company and Head of Finance and Administration of Rofin-Sinar Laser GmbH, Hamburg. Before joining the Company, Mrs. Mittelstaedt was a Supervising Senior with KPMG in Germany. She holds a Master's Degree in Economic Sciences from the University of Buenos Aires and is an Argentinean certified public accountant.

Walter Volkmar has been Manager of the Marking Division of RSL from 1994.
He joined RSL in 1989 in connection with RSL's acquisition of Coherent General Inc.'s Laser Optronics marking division. Dr. Volkmar holds Master's Degrees in Mechanical Engineering and Business Administration from the Technical University in Darmstadt, Germany and a Ph.D. in Economics and Trade from the University of Parma in Italy.

Louis Molnar has been Chief Operating Officer of the Rofin Macro Business since December 2005. He also serves as President of Rofin-Sinar Inc., a fully owned subsidiary of the Company, located in Plymouth, Michigan, USA since August 2000 and President of Rofin-Baasel Inc., a fully owned subsidiary of the Company in Boxborough, Massachusetts since July 2003. Mr. Molnar served as President and Chief Operational Officer of GALCO Industrial Electronics, a company offering electrical and electronic control products, from July 1997 until August 2000. Prior to this, Mr. Molnar served as Director for FANUC Robotics, where he was responsible for the entire business infrastructure and operations, as well as all engineering functions for the Automotive Components and General Industries markets. Mr. Molnar holds a Bachelor of Science Degree in Electrical Engineering from Oakland University and a Master's Degree in Business Administration from Michigan State University.

Thomas Merk has been Chief Operating Officer of the Rofin Micro Business since December 2005 and Managing Director of Carl Baasel Lasertechnik GmbH & Co. KG. since May 2000. He started his career 1989 at Boehringer Werkzeugmaschinen Vertriebs GmbH, Germany, and remained until 2000, most recently serving as sales director. Mr. Merk holds a Master's degree in mechanical engineering from the Technical University of Stuttgart, Germany.

Carl F. Baasel became a member of the Company's Board of Directors in October 2000, following the Company's acquisition of a majority stake in Carl Baasel Lasertechnik GmbH, a company that Mr. Baasel founded in 1975. Mr. Baasel served as that company's Managing Director until September 2001, when it was transformed into a limited partnership under the name "Carl Baasel Lasertechnik GmbH & Co. KG". Since September 2001, he has served as Managing Director of this limited partnership, which is a fully owned subsidiary of the Company. Mr. Baasel holds a Master's Degree in Physics from the Technical University of Munich.

Ralph E. Reins has been a member of the Company's Board of Directors since September 1996. Mr. Reins also serves as a Director of Group Dekko. He was Chief Executive Officer of Qualitor Inc. until July 1, 2002 and remained as Chairman of Qualitor Inc. until it was sold in December 2004. Mr. Reins served as President and Chief Executive Officer of AP Parts International, Inc. from 1995 to 1997, as President and Chief Executive Officer of Envirotest Systems Corp. in 1995, as President of Allied Signal Automotive from 1991 through 1994 and as President of United Technologies Automotive from 1990 to 1991. Prior to that, he was Chairman, Chief Executive Officer, President and Chief Operating Officer of Mack Truck from 1989 to 1990 and President and Chief Executive Officer of ITT Automotive from 1985 to 1989. Mr. Reins was a Director at Weirton Steel until December 12, 2002.

Gary K. Willis has been a member of the Company's Board of Directors since September 1996. Mr. Willis retired from Zygo Corporation, where since November 1998, he had been Chairman of the Board of Directors. Mr. Willis had also served as Director of Zygo Corporation since February 1992 and as its President and Chief Executive Officer from 1992 and 1993 through 1999, respectively. Prior to joining Zygo Corporation, he was Chairman, President and Chief Executive Officer of The Foxboro Company. Mr. Willis also serves as a Director of Vion Pharmacueticals Inc., Plug Power Corporation, and Middlesex Health Services, Inc. Mr. Willis was a Director of Benthos Corporation until 2006. Mr. Willis has a Bachelor of Science Degree in Mechanical Engineering from Worcester Polytechnical Institute.

Daniel J. Smoke has been a member of the Company's Board of Directors since August 2003. Mr. Smoke is the Chief Financial Officer of Truck Bodies and Equipment International, Inc. He was previously the Chief Financial Officer of B. R. Lee Industries, Inc. from 2005 to 2006, and Marco Wood Products Inc. from 2004 to 2005. From 1999 to 2004, Mr. Smoke was in a private consulting practice. Mr. Smoke served as Vice President and Chief Financial Officer of Bucyrus International, Inc. from 1996 to 1999. Prior to that, he served as Vice President and Chief Financial Officer for the Folger Adam Company from 1995 to 1996. Mr. Smoke held various positions at Eagle Industries, Inc. from 1986 to 1994, including Corporate Controller, Vice President of Finance, Senior Vice-President and Group Executive, and Division President. Mr. Smoke has a Bachelor of Arts Degree in Business Administration from Washington State University and a Master of Science Degree in Accounting from California State University. Mr. Smoke is a Certified Public Accountant.

Stephen D. Fantone has been a member of the Company's Board of Directors since October 2005. Mr. Fantone is the President and Chief Executive Officer of Optikos Corporation and is a Senior Lecturer at M.I.T. Mr. Fantone served as a director, since March 1995, and Chairman of the Board of Directors, since January 1997, of Benthos Inc., until it was sold in January 2006. Mr. Fantone has his Bachelor of Science Degree in Electrical Engineering and Management from M.I.T. and a Ph.D. in Optics from the Institute of Optics at the University of Rochester.

William R. Hoover had been a member of the Company's Board of Directors from September 1996 until his retirement on March 16, 2006. He is on the Board of Directors of Computer Sciences Corporation, a provider of information technology consulting, systems integration and outsourcing to industry and government. He was the Chairman of the Executive Committee and was Chairman of the Board of that company from November 1972 to March 1997. He has been a consultant to that company since March 1995; prior to that, he was its President from November 1969 to March 1995 and its Chief Executive Officer from November 1972 until March 1995. Mr. Hoover serves as Director on the Board of Computer Sciences Corporation.


Relationships Among Directors or Executive Officers

There are no family relationships among any of the directors or executive officers of the Company.


Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than ten percent shareholders are also required by rules promulgated by the SEC to furnish the Company with copies of all Section 16(a) forms they file.

Based solely upon a review of the copies of such forms, the absence of a Form 3, Form 4 or Form 5 or written representations that no Form 4's or 5's were required, the Company believes that, with respect to the fiscal year ended September 30, 2006, its officers, directors and greater than ten percent beneficial owners complied with all applicable Section 16(a) filing requirements.




                       COMMITTEES OF THE BOARD OF DIRECTORS;
                      MEETINGS AND COMPENSATION OF DIRECTORS

During the fiscal year ended September 30, 2006, the Board of Directors held seven meetings. The Board currently has an Audit Committee, a Compensation Committee and a Nominating Committee. All incumbent directors attended more than 75% of the meetings of the Board of Directors and the respective committees of which they are members. We do not have a formal policy regarding attendance by directors at annual meetings. However, our directors are expected to attend board meetings and meetings of committees on which they serve and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. All directors who were on the Board at the time of the last annual meeting attended the meeting.

The Audit Committee. The Audit Committee is responsible for recommending to the Board of Directors the independent registered public accountants to be selected to conduct the annual audit of the books and records of the Company, reviewing the proposed scope of such audit and approving the audit fees to be paid in connection with such audit, reviewing the adequacy and effectiveness of the accounting and internal financial controls of the Company with the independent auditors and the Company's financial and accounting staff, reviewing and approving transactions between the Company and its directors, officers and affiliates, considering whether the provision by the external auditors of services related to the annual audit and quarterly reviews is consistent with maintaining the auditors' independence, and reviewing annually the adequacy of the Audit Committee Charter. The Board of Directors has adopted a written Charter for the Audit Committee. A copy of the Audit Committee Charter was attached as Appendix A to the Proxy Statement filed on January 30, 2004. During fiscal year 2006, the members of the Audit Committee were Mr. Hoover (until March 2006), Mr. Reins, Mr. Willis, Mr. Fantone and Mr. Smoke. Mr. Smoke has been identified as a "financial expert" under applicable Securities and Exchange Commission audit committee rules. Mr. Reins, Mr. Willis, Mr. Fantone, and Mr. Smoke, are independent directors within the meaning of Rule 4200(a)(15) of the NASD Marketplace Rules. In fiscal 2006, the Audit Committee held five meetings.


The Nominating Committee. The Nominating Committee is responsible for assisting the Board by actively identifying individuals qualified to become Board members and recommending to the Board of Directors nominees for election at the next annual meeting of stockholders. The Nominating Committee has two primary methods for identifying candidates (other than those proposed by the Company's stockholders, as discussed below). First, on a periodic basis, the Nominating Committee solicits ideas for possible candidates from a number of sources - members of the Board; senior level Company executives; individuals personally known to the members of the Board; and research. Second, the Nominating Committee may from time to time use its authority under its charter to retain, at the Company's expense, one or more search firms to identify candidates (and to approve such firms' fees and other retention terms). The Nominating Committee will also consider nominees recommended by stockholders. Although there are no formal procedures for stockholders to nominate persons to serve as directors, stockholders wishing to submit nominations should notify the Company at its principal offices (Attention: Cindy Denis, Secretary, 40984 Concept Drive, Plymouth, MI 48170) of their intent to do so. To be considered by the Nominating Committee, nominations must be received on or before the deadline for receipt of stockholder proposals. See "Stockholders' Proposals." Any candidate submitted by a stockholder must meet the definition of an "independent director" under NASD rules. The Nominating Committee will consider all candidates identified through the processes described above, and will evaluate each of them, including incumbents, based on the same criteria.
Once the nominee has been contacted and accepts to be considered as a nominee, the Nominating Committee reviews the nominee's resume and other credentials and analyzes the expertise the nominee would offer the Board of Directors and the Company. Directors are selected based on their ability to represent the best interests of the Company's stockholders and not just one particular constituency; demonstrated sound business judgment and an inquiring mind as well as expertise that adds to the composition of the Board; professional experience, education, and their interest in, and capacity for understanding the complexities of, the operation of the Company; and being prepared to participate fully in Board activities, including active membership on at least one Board committee and attendance at, and active participation in, meetings of the Board and the committee of which he or she is a member. These individuals can bring considerable experience to the impartial oversight of the Company's operations. The Board of Directors has adopted a written Charter for the Nominating Committee. A copy of the Nominating Committee Charter was attached as Appendix B to the Proxy Statement filed on January 30, 2004 and is available in the Investor
Relations section of the Company's website at www.rofin.com.   The members of
Nominating Committee, during fiscal year 2006, are Mr. Hoover (until March
2006), Mr. Reins, Mr. Willis, Mr. Fantone, and Mr. Smoke, each of whom are independent directors within the meaning of Rule 4200(a)(15) of the NASD Marketplace Rules. Mr. Reins, Mr. Willis, Mr. Fantone and Mr. Smoke are not employees of the Company. During fiscal 2006, Mr. Willis was Chairman of the Nominating Committee. In fiscal 2006, the Nominating Committee held two meetings.


The Compensation Committee. The Compensation Committee is responsible for providing a general review of the Company's compensation and benefit plans and ensuring that they meet corporate financial and strategic objectives.
The responsibilities of the Compensation Committee also include administering the 1996 Equity Incentive Plan, the Annual Incentive Plan, and the 2002 Equity Incentive Plan (all of which are described below), including selecting the officers and salaried employees to whom awards will be granted and making such awards. The members of the Compensation Committee are Mr. Hoover (until March 2006), Mr. Reins, Mr. Willis, Mr. Fantone and Mr. Smoke, each of whom are independent directors within the meaning of Rule 4200(a)(15) of the NASD
Marketplace Rules.    Mr. Reins, Mr. Willis, Mr. Fantone and Mr. Smoke are
not employees of the Company. During fiscal 2006, Mr. Reins was Chairman of the Compensation Committee. In fiscal 2006, the Compensation Committee held three meetings.

Compensation of Directors. Until November 2005, each director who was not an employee of the Company was entitled to an annual cash retainer fee of $15,000 plus an honorarium of $1,000 and $500 for each Board meeting and committee meeting, respectively, which he attended. Since November 2005, each director who is not an employee of the Company is entitled to an annual cash retainer fee of $20,000 plus an honorarium of $1,500 for each Board meeting which he attended ($750 for teleconference meetings). Since November 2005, the Chairmen of the Audit Committee, the Compensation Committee, and the Nominating Committee are also paid an annual honorarium of $5,000 and $2,500, respectively. All committee members are paid $750 for each meeting attended ($375 for teleconference meetings).

Furthermore, directors are reimbursed for reasonable travel expenses incurred in connection with their duties as directors of the Company. In addition, in 1997 the Company adopted a non-employee director stock plan (the "Directors' Plan") which authorizes 100,000 shares of Common Stock for issuance pursuant to stock awards and restricted stock awards to non-employee directors. Under the Directors' Plan, each non-employee director who is first elected or appointed to the Board of Directors prior to age 65 will receive an initial grant of 1,500 shares of Common Stock and an annual grant of 1,500 shares of Common Stock, which vest immediately, in each subsequent year in which he or she serves on the board. Each non-employee director who is first appointed or elected to the Board of Directors after attaining age 65 will receive upon his or her initial appointment or election a one-time grant of 7,500 shares of restricted stock which will vest in five equal installments on the date of grant and each of the following four anniversaries thereof.


Stockholder Communications with the Board. Any stockholder who wishes to send any communications to the Board, a particular committee of the Board or a particular director should also deliver such communications to the Secretary of the Company at the address listed above. The Secretary is responsible for determining, in consultation with other officers of the Company, counsel, and other advisers as appropriate, which stockholder communications will be related to the Board.


Code of Business Conduct and Ethics. The Board of Directors and the Company are committed to good corporate governance practices. The Company's Code of Business Conduct and Ethics requires management, including the Company's Chief Executive Officer, Chief Financial Officer and Controller, and employees to abide by high standards of business conduct and ethics. The Code of Business Conduct and Ethics is available in the Investors Relations section of the Company's web site at www.rofin.com.

                        REPORT OF AUDIT COMMITTEE

December 12, 2006

To the Board of Directors

     The Audit Committee has reviewed the Company's audited financial statements as of, and for the fiscal year ended, September 30, 2006, and met with both management and KPMG LLP, the Company's independent registered public accountants, to discuss those financial statements. Management has represented to us that the financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

     Management is responsible for the Company's accounting and financial reporting principles, internal controls and the preparation, presentation, and integrity of the Company's consolidated financial statements. KPMG LLP, the Company's former independent registered public accountant, was responsible for performing an independent audit of the Company's consolidated financial statements in accordance with the Standards of the Public Company Accounting Oversight Board (United States) (the "PCAOB") and expressing an opinion on the conformity of those audited consolidated financial statements with U.S. generally accepted accounting principles as well as expressing an opinion on (i) management's assessment of the effectiveness of internal control over financial reporting and (ii) the effectiveness of internal control over financial reporting. The function of the Audit Committee is not to duplicate the activities of management, or the internal or external auditors, but to serve a Board-level oversight role in which it provides advice, counsel, and direction to management and the auditors.

     During the course of fiscal 2006, management completed the documentation, testing and evaluation of the Company's internal control over financial reporting in accordance with the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee reviewed the progress of the documentation, testing and evaluation and provided oversight during the process. The Audit Committee received periodic updates from both management and KPMG. At the conclusion of the process, the Audit Committee reviewed and discussed management's report on the effectiveness of the Company's internal control over financial reporting. The Audit Committee also reviewed and discussed with management and KPMG the disclosures made in "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the audited consolidated financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2006. The Audit Committee reviewed KPMG's Report of Independent Registered Public Accounting Firm included in the Company's Annual Report on Form 10-K related to its audit of (i) the consolidated financial statements (ii) management's assessment of the effectiveness of internal control over financial reporting and (iii) the effectiveness of internal control over financial reporting.

     The Audit Committee has received from and discussed with KPMG LLP the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). These items relate to that firm's independence from the company. We also discussed with KPMG LLP any matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     Based on these reviews and discussions, the Audit Committee recommended to the Board that the company's audited financial statements be included in the Company's annual report on Form 10-K for the fiscal year ended September 30, 2006.




/S/  Daniel J. Smoke
----------------------------
Mr. Daniel J. Smoke
Audit Committee Chairman



/S/  Ralph E. Reins
-----------------------------
Mr. Ralph E. Reins
Audit Committee Member



/S/  Gary K. Willis
----------------------------
Mr. Gary K. Willis
Audit Committee Member



/S/  Stephen D. Fantone
---------------------------
Mr. Stephen D. Fantone
Audit Committee Member

               OWNERSHIP OF COMMON STOCK BY MANAGEMENT

The following table sets forth information as of January 1, 2007, with respect to beneficial ownership of the Company's Common Stock by each director, each of the executive officers named in the Summary Compensation Table below, and the directors, nominees, and executive officers of the Company as a group. To the Company's knowledge, each of the directors, nominees, and executive officers has sole voting and investment power with respect to the shares he owns.

      Name and Address        Number of Shares of
      of Beneficial              Common Stock
      Owner (1)              Beneficially Owned (2)     Percentage of Class
 --------------------     ------------------------    ---------------------
      Peter Wirth                   178,300                    *
      Gunther Braun                  83,000                    *
      Ingrid Mittelstaedt                --                    *
      Walter Volkmar                     --                    *
      Lou Molnar                     17,000                    *
      Thomas Merk                    15,000                    *
      Carl F. Baasel                 74,000                    *
      Ralph E. Reins                  4,500                    *
      Gary K. Willis                 20,000                    *
      Daniel J. Smoke                 6,450                    *
      Stephen Fantone                 3,000                    *
      All directors and
         Executive officers
         as a group (12 persons)    401,250                   2.0
 ----------------------------
* Less than one (1) percent of class.

(1) The address of each of the directors and executive officers is 40984 Concept Drive, Plymouth, MI 48170.

(2) The amounts listed include the following shares of Common Stock that may be acquired within 60 days of January 1, 2007 through the exercise of stock options: Dr. Wirth, 172,000; Mr. Braun 83,000; Mr. Molnar, 17,000; Mr. Merk, 15,000; and Mr. Baasel, 24,000.


                         PRINCIPAL STOCKHOLDERS
Beneficial Ownership

The following table sets forth information as to the only persons known to the Company to be the beneficial owner of more than five (5) percent of the Company's Common Stock:


    Name and Address of      Amount and Nature
     Beneficial Owner     of Beneficial Ownership     Percentage of Class
   ---------------------  -----------------------     -------------------

          None                       --                       --

                      EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information regarding shares issued under equity compensation plans as of September 30, 2006:


                       Number of                                 Number of
                   Securities to be       Weighted Average      Securities
                      Issued Upon          Exercise Price        Remaining
                      Exercise of          of Outstanding      Available For
                  Outstanding Options        Options          Future Issuance
                 --------------------    ----------------    ----------------
Equity Compensation
  Plans:

  Not approved by
  shareholders              ----                  ----              ----

  Approved by
  Shareholders           429,550              $ 17 4/8             7,250




           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Reins, Willis, Fantone and Smoke are the members of the Compensation Committee of the Board of Directors of the Company, neither of whom is an officer of the Company. There are no compensation committee interlocks involving executive officers of the Company.




               CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company had sales to its minority shareholder of Rofin-Baasel Japan Corporation amounting to $1.8 million, $1.1 million, and $1.8 million in fiscal years 2006, 2005, and 2004, respectively, and to its minority shareholder in Sweden amounting to $0.3 million in fiscal year 2006. As of September 30, 2006 and 2005, the accounts receivable with the minority shareholder in Japan amounted to $1.2 million and $0.9 million, respectively.

Rofin-Sinar Laser GmbH paid commissions to its minority shareholder of Rofin-Baasel China of $0.3 million in fiscal 2006. No balances were outstanding as of September 30, 2006. At September 30, 2005 the company had accounts receivables of $0.2 from this minority shareholder.

The Company's sales to related parties have generally been on terms comparable to those available in connection with sales to unaffiliated parties.

The main facility in Starnberg (Germany) is rented under a 25-year operating lease from the former minority shareholder of Carl Baasel Lasertechnik GmbH & Co. KG, Mr. Baasel, who is also a member of the Board of Directors of the Company, and includes a clause to terminate the lease contract within a two-year notice period during the contract. The Company paid rent expense of $0.6 million to Mr. Baasel during fiscal years 2006, 2005, and 2004, respectively.

The Company has accrued $0.1 million at September 30, 2006 and 2005, for the option to purchase the remaining minority interests in Optoskand AB and $0.1 million were accrued for accumulated interests on this obligation. These amounts are included in accounts payable to related party in the consolidated balance sheet.

The Company believes that all transactions noted above, have been executed on an arms-length basis. Except for the foregoing, no director, officer, nominee director, 5% holder of the Company's shares, or immediate family member, associate or affiliate thereof, had any material interest, direct or indirect, in any transaction since the beginning of fiscal year 2003 or has any material interest, direct or indirect, in any proposed transaction, having a value of $60,000 or more.



                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation Committee Report on Executive Officer Compensation

The Compensation Committee consists solely of non-management directors. The current members of the Compensation Committee are Messrs. Reins, Willis, Fantone and Smoke.



Policies, Goals and Responsibilities

The Compensation Committee is responsible for oversight and administration of executive compensation. The philosophy of the Compensation Committee is to establish an executive compensation program that will allow the Company to achieve the following objectives:

      *     Attract, retain and motivate key executives of the Company.

      * Tie executive pay to shareholder value creation through the use of equity-based incentives.

      * Link pay to performance by making individual compensation directly dependent upon the achievement of certain predetermined performance goals.

The Company's executive compensation programs are designed to meet three fundamental objectives:

     (1) to set compensation at levels sufficient to attract and retain a diverse mix of experienced, highly competent executives;

     (2) to provide incentives to improve the Company's financial performance and performance against strategic and operational goals; and

     (3) to evaluate, reinforce and reward individual achievement of business objectives with pay that fluctuates with performance.

The salary and incentive compensation programs for the Company's executive officers were established based on advice from independent consultants by reference to a survey group of companies with sales of less than $500 million per year. The use of independent consultants has provided additional assurance that the Company's compensation programs are appropriately aligned with its objectives, and that, based upon survey data, executive compensation levels are appropriately aligned with the compensation levels of persons in similar positions at comparable companies, taking into account, in certain instances, differences between U.S. and German compensation practices.


Components of Compensation

Base Salaries.   In fiscal year 2006, executive officers' base salaries have increased compared to their base salaries in fiscal year 2005, between 2% and 12% on average, and are enumerated in the summary compensation table below. The Compensation Committee reviews executive officer base salaries on an annual basis and determines those base salaries by an evaluation of factors which may include individual performance and comparisons with salaries paid at comparable companies in the Company's industry.

Annual Incentives. The Annual Incentive Plan was established in 1996 and provides that key employees, including executive officers, are eligible to participate at the discretion of the Compensation Committee. The maximum bonus each participant may receive under the Annual Incentive Plan is expressed as a percentage of base salary, with percentages varying among participants based upon their positions at the Company. Bonus opportunities with respect to fiscal year 2006 were based upon the degree to which the Company (or, with respect to middle management, the applicable business unit or division of the Company) achieved certain preset performance goals related to net sales, order entry, operating profits and after-tax profits. The Compensation Committee anticipates that, in the future, survey data and comparisons to peer companies will continue to be considered in determining performance criteria and bonus levels.

In fiscal year 2006, the Company did achieve the preset performance goals under the Annual Incentive Plan and the Company's executive officers were awarded the bonuses outlined in the summary compensation table below.

Long-Term Incentives. In 1996, the Company adopted the 1996 Equity Incentive Plan, and in 2002, the Company adopted the 2002 Equity Incentive Plan, which provide for grants of stock options, restricted stock and performance shares to officers and other key employees of the Company.

In fiscal year 2006, the Company granted 40,000 stock options to Peter Wirth; 50,000 stock options to Gunther Braun; 20,000 stock options to Ingrid Mittelstaedt; 25,000 stock options to Louis Molnar; and 25,000 stock options to Thomas Merk under the 2002 Equity Incentive Plan.

The Compensation Committee believes that stock options are an important part of incentive compensation because stock options only have value if the Company's stock price increases over time. Thus, the Compensation Committee anticipates that additional option grants will be made to the executive officers and other key employees of the Company from time to time to reflect their ongoing contributions to the Company, to provide additional incentives and to take into account practices at competitive companies.


Compensation of the Chairman of the Board and Chief Executive Officer

Dr. Wirth served as Chief Executive Officer until May 2005. The Company and Dr. Wirth are parties to an employment agreement providing for a minimum annual base salary, subject to periodic adjustment, of Euro 187,692 (which equated to $230,977 in fiscal year 2006 based on a weighted average currency exchange rate of US $1.00 = Euro 0.8126) and the payment of an annual incentive bonus based upon the Company's attainment of predetermined performance goals. Dr. Wirth's salary in fiscal year 2006 was adjusted to reflect a reduced work schedule . The Compensation Committee determined
Dr. Wirth's annual incentive bonus of $127,038 for fiscal year 2006 based upon the Company's attainment of a predetermined performance goal related to net sales and to after-tax profit. In fiscal year 2006, the Company did achieve the predetermined performance goal and, thus, Dr. Wirth received an annual incentive bonus, as outlined in the summary compensation table.

The Company and Mr. Braun are parties to an employment agreement providing for a minimum annual base salary, subject to periodic adjustment, of Euro 250,000 (which equated to $307,654 in fiscal year 2006 based on a weighted average currency exchange rate of US $1.00 = Euro 0.8126) and the payment of an annual incentive bonus based upon the Company's attainment of predetermined performance goals. The Compensation Committee determined
Mr. Braun's annual incentive bonus of $169,210 for fiscal year 2006 based upon the Company's attainment of a predetermined performance goal related to net sales and to after-tax profit. In fiscal year 2006, the Company did achieve the predetermined performance goal and, thus, Mr. Braun received an annual incentive bonus, as outlined in the summary compensation table.

In fiscal year 2006, Dr. Wirth was granted 40,000 stock options and Mr. Braun was granted 50,000 stock options under the 2002 Equity Incentive Plan.

Policy with Respect to Qualifying Compensation for Deductibility

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits to $1,000,000 the tax deductible compensation paid for a particular year to the chief executive officer and to each of the four most highly compensated executive officers who are employed as executive officers on the last day of such year (the "Named Executive Officers"). The Compensation Committee intends to comply with Section 162(m) (and the regulations thereunder) to preserve the deductibility of performance based compensation paid to any Named Executive Officer. If compliance with Section 162(m) (and the regulations thereunder) conflicts with the compensation philosophy or is determined not to be in the best interests of shareholders, the Compensation Committee will abide by the compensation philosophy, regardless of the tax impact of such actions.


                                       COMPENSATION COMMITTEE

                                       Ralph E. Reins
                                       Daniel J. Smoke
                                       Gary K. Willis
                                       Stephen D. Fantone

Executive Compensation

The following table presents certain summary information concerning compensation paid for services to the Company during fiscal years 2006, 2005, and 2004, to the Named Executive Officers of the Company.

                     SUMMARY COMPENSATION TABLE
                                                      Long-Term
                                                     Compensation
                                                     ------------
                                                      Securities    All Other
Name and	                        (1)         (2)       Underlying    Compens-
Principal Position    Year   Salary($)    	Bonus($)     Options(#)   ation($)
------------------    ----   ----------  -----------  ----------   ---------
Gunther Braun (4)     2006    $ 311,082  	 $ 169,210      50,000          --
  President, Chief    2005    $ 271,855   $ 155,898      50,000          --
  Executive Officer   2004    $ 195,431   $  98,988      40,000          --

Peter Wirth (3)       2006	    $ 272,045  	 $ 127,038      40,000          --
  Chairman of the     2005	    $ 295,781   $ 159,024      50,000          --
  Board               2004	    $ 278,759   $ 153,317      50,000          --

Louis Molnar          2006    $ 235,072   	$ 125,456      25,000    5,474 (5)
  President, RSI      2005    $ 213,252   $  80,720      25,000    6,280 (5)
  President, RB Inc.  2004    $ 209,072   $  79,333      30,000    5,746
  Chief Operating Officer
  Macro Division (6)

Thomas Merk           2006    $ 189,595   	$  81,221      25,000          --
  Managing Director,  2005    $ 173,603   $  76,762      25,000          --
  Carl Baasel         2004    $ 163,617   $  71,991      25,000          --
  Lasertechnik GmbH
  & Co. KG, Chief
  Operating Officer
  Micro Division (6)

Ingrid Mittelstaedt   2006    $ 169,685  	 $  75,806      20,000          --
  Executive Vice      2005    $ 131,128   $  39,510       5,000          --
  President Finance   2004    $ 123,198   $  37,057       5,000          --
  And Administration
  and Chief Financial
  Officer (6)

Walter Volkmar        2006    $ 161,247   $  92,854          --          --
  General Manager,    2005    $ 173,001   $  51,686          --          --
  RSL Marking         2004    $ 162,758   	$  59,081          --          --
  Division

Uli Hefter            2006    $ 187,561  	 $  81,221      20,000          --
  Chief Technical     2005    $ 177,011   $  60,082      15,000          --
  Officer             2004    $ 166,773   $  57,925      15,000          --

-------------------
 (1) Amounts paid in Euro have been converted into U.S. dollars at the weighted average exchange rate for the relevant fiscal year (for fiscal year ended September 30, 2004: US$1.00: Euro 0.8251; for fiscal year ended September 30, 2005: US$1.00: Euro 0.7893 and for fiscal year ended September 30, 2006: US$1.00: Euro 0.8126)

 (2) Bonuses are reflected on the accrual method of accounting, consistent with the presentation in the Company's audited financial statements. Fiscal year 2006 bonuses were paid in December 2006.

 (3) Mr. Wirth was the Chief Executive Officer and President of the Company from September 1996 until May 2005.

 (4) Mr. Braun was appointed Chief Executive Officer and President of the Company on May 9, 2005. He had been acting as the Chief Executive Officer on an interim basis since January 13, 2005, after the Chief Executive Officer, Dr. Peter Wirth, suffered a stroke.

 (5) $5,474 of matching contributions were made by RSI on behalf of Mr. Molnar in accordance with the Rofin-Sinar Inc. 401(k) Plan.

 (6)  Mrs. Mittelstaedt and Messrs. Molnar and Merk were appointed
      Chief Financial Officer, Chief Operating Officer of Macro Division and Chief Operating Officer of Micro Division, respectively, effective December 16, 2005.

The following table presents information concerning grants of stock options during fiscal year 2006 to each of the Named Executive Officers.

        INDIVIDUAL OPTION GRANTS IN FISCAL YEAR ENDED SEPTEMBER 30, 2006

                                                              Potential
          Number of   % of Total                          Realizable Value at
          Securities    Options                          Assumed Annual Rates
          Underlying   Granted to                           of Stock Price
           Options     Employees    Exercise                Appreciation for
           Granted(#)  in Fiscal   Price($/Sh) Expiration    Option Term(3)
Name          (1)        Year         (2)        Date       5%($)    10%($)
--------  ---------- ---------- ------------  ----------  -------- --------
Gunther
 Braun        50,000    17.11%     $ 52.09     3/16/16  $1,637,956 $4,150,902
Peter
 Wirth        40,000    13.69%     $ 52.09     3/16/16  $1,310,365 $3,320,722
Louis
 Molnar       25,000     8.55%     $ 52.09     3/16/16  $  818,978 $2,075,451
Thomas
 Merk         25,000     8.55%     $ 52.09     3/16/16  $  818,978 $2,075,451
Ingrid
 Mittelstaedt 20,000     6.84%     $ 52.09     3/16/16  $  655,182 $1,660,361
Uli
 Hefter       20,000     6.84%     $ 52.09     3/16/16  $  655,182 $1,660,361

------------
(1) All option grants to the Named Executive Officers were made pursuant to the 2002 Equity Incentive Plan and have a ten-year term.

 (2) All options were granted to the Named Executive Officers at an exercise price equal to the fair market value of the underlying stock on the date of grant. All options will vest and become exercisable in equal installments on each of the first five anniversaries of the date of grant. Pursuant to the terms of the awards, all options will, subject to the discretion of the Compensation Committee, become fully exercisable upon the occurrence of a change in control as defined in the 2002 Equity Incentive Plan.

(3) Potential gains are net of exercise price, but before taxes associated with exercise. These amounts represent assumed rates of appreciation only, based on SEC rules, and do not represent the Company's estimate or projection of the Company's stock price in the future. Actual gains, if any, on stock option exercises depend upon the actual future performance of Common Stock and the continued employment of the option holders through the vesting period. The amounts reflected in this table may not necessarily be achieved.



                 AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2006
                   AND FISCAL YEAR 2006 YEAR-END OPTION VALUES
                                                                Value of
                                           Number of           Unexercised
                                          Unexercised          In-The-Money
                                           Options at           Options at
                 Shares                    FY-End (#)           FY-End ($)
               Acquired on    Value       Exercisable/        Exercisable/
 Name          Exercise (#) Realized ($)  	Unexercisable      Unexercisable(1)
-------------- ------------ -----------  ----------------   -----------------
Gunther Braun      30,000  $1,051,250     88,000/132,000  3,893,620/4,135,880
Peter Wirth         --         --        172,000/158	,000  8,052,320/5,401,530
Louis Molnar       19,000  $  605,325     27,000/ 78,000    984,470/2,533,980
Thomas Merk         5,000  $  149,280 (2) 23,000/ 71,000    823,140/2,242,630
Ingrid Mittelstaedt 6,000  $  203,335 (2)     --/ 30,000         --/  926,760
Uli Hefter         20,000  $  757,360 (2) 30,000/ 50,000  1,331,070/1,615,480
Walter Volkmar     24,000  $  992,350         --/ 14,000         --/  717,880

-------------
(1) Based on the closing price of Common Stock, as reported on the NASDAQ National Market, at September 30, 2006, which was $60.77 per share.

(2) Value Realized was based on the difference between the stock option price and the closing price of the stock as reported on NASDAQ National Market price on the date the shares were exercised.

Pension Plans

RSL Pension Plan

Messrs. Wirth, Braun, Hefter and Volkmar, and Mrs. Mittelstaedt participate in the Rofin-Sinar Laser GmbH Pension Plan (the "RSL Pension Plan") for RSL executives, an unfunded plan in accordance with the typical practices of German companies. The RSL Pension Plan provides pensions to participants who
(i) retire on or after age 60 or terminate employment due to a permanent disability and (ii) have served at least ten years with RSL at the time of separation.

The annual benefits payable under the RSL Pension Plan, which commence at the statutory retirement age of 65 (according to German law), are based upon the age at which the participant leaves RSL. Book reserves are kept to record benefits accruals under the RSL Pension Plan. Messrs. Wirth, Braun and Volkmar, Hefter, and Mrs. Mittelstaedt joined or were deemed to have joined (as applicable) the RSL Pension Plan on July 1, 1979, November 1, 1984, March 1, 1985, and January 1, 1997, respectively. Assuming retirement at or after age 60, Messrs. Wirth, Braun, Volkmar, and Hefter and Mrs. Mittelstaedt would receive a monthly pension benefit of $2,998, $2,902, $1,523, $915 and $630, respectively (at the weighted average Euro/U.S. dollar exchange rate in effect during the year ended September 30, 2005).

Rofin-Sinar Inc. Pension Plan

In 1996 RSI adopted a defined benefit plan for its employees known as the Rofin-Sinar Inc. Pension Plan (the "RSI Plan"). Under the RSI Plan, employees receive annual pension benefits equal to the product of (i) the sum of 1.125% of the first $12,000 of average final compensation and 1.5% of "average final compensation" in excess of that amount, and (ii) the number of years of service in which the employee was employed by a participating employer. Average final compensation is based upon the period of four consecutive plan years out of the last ten full plan years preceeding the employee's retirement which produces the highest amount.

Assuming retirement at or after age 62, Mr. Molnar would receive a monthly benefit of $3,885.

Employment Agreements and Termination of Employment Arrangements

Employment Agreements with Named Executive Officers

In September 1996 the Company and RSL entered into employment agreements with Messrs. Wirth and Braun (collectively, the "Employment Agreements"), under which the executives have retained the job titles specified in their prior employment agreements, and are entitled to a base compensation, adjusted by the Compensation Committee, of not less than Euro 250,000 for each individual, ($307,654 at the weighted average exchange rate for fiscal year 2006 of Euro 0.8126 per $1.00) plus an annual incentive bonus based upon the Company's attainment of preset performance goals. Each Employment Agreement has an indefinite term, subject to earlier termination by either the Company and RSL or the executive upon two years' prior written notice. In accordance with the Employment Agreements, each executive has agreed (i) not to disclose or exploit any of the Company's Confidential Information (as defined therein), (ii) to assign to the Company all inventions or improvements made by the executive in the course of his employment with the Company, and (iii) not to compete with the Company for a six month period after the completion of his term of employment with the Company. During the six-month non-competition period, the executive is generally entitled under German law to receive half of his monthly salary. The employment agreements do not provide for severance.


Stock Performance Graph

The following graph presents the one-year total return for Rofin-Sinar Technologies Inc. Common Stock compared with the NASDAQ Stock Market Index and the S&P Technology Sector Index. Rofin-Sinar selected these comparative groups due to industry similarities and the fact that they contain several direct competitors.

The graph assumes that the value of the investment in Rofin-Sinar
Technologies Inc. Common Stock, the NASDAQ Stock Market Index, and the S&P Technology Sector Index each was $100 on September 30, 2001 and that all dividends were reinvested. The S&P Technology Sector Index is weighted by market capitalization.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

 Quarter        Rofin-Sinar            NASDAQ Stock       S&P Technology
   End       Technologies Inc.         Market Index        Sector Index
 -------     ----------------          ------------       --------------

 9/30/01           100                      100                 100
 9/30/02            84                       81                  69
 9/30/03           281                      121                 110
 9/30/04           393                      131                 112
 9/30/05           509                      150                 127
 9/30/06           814                      160                 131

                                  PROPOSAL TWO:
                     INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee of the Board of Directors has appointed Deloitte & Touche LLP, who have completed their client acceptance procedures, as the Company's independent registered public accountants for the fiscal year ending September 30, 2007.

We are asking our shareholders to ratify the selection of Deloitte & Touche LLP as our independent registered public accountants. The affirmative vote of a majority of the shares represented and voting at the Annual Meeting is required to ratify appointment. Unless otherwise instructed, the proxy holder will vote the proxies received FOR the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accountants for the Company for fiscal 2007.

In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. If the resolution ratifying the appointment of Deloitte & Touche LLP as independent registered public accountants is approved by the stockholders, the Board of Directors nevertheless retains the discretion to select different auditors at any time during the year if the Board of Directors believes that change would be in the best interests of the Company and its stockholders.

A representative of Deloitte & Touche LLP will not be present at the meeting; however, the Company's independent auditors will be available via telephone conferencing to make a statement if they desire to do so or to respond to appropriate questions.

The following table presents fees for professional audit services rendered by KPMG LLP, the Company's former independent registered public accountants, for the audit of the Company's annual financial statements for 2005 and 2006, and fees billed for other services rendered by KPMG LLP.

                                                 2006          2005
                                              ---------     ---------
     Audit fees                              $1,532,000   $ 1,577,208
     Audit related fees                              --            --
                                              ---------    -----------
          Audit and audit related fees        1,532,000     1,577,208
     Tax fees (1)                               283,000       283,190
     All other fees                                  --            --
                                              ---------   ------------
          Total fees                         $1,815,000   $ 1,860,398
                                              =========   ============

------------------------
(1) Tax fees consisted of fees for tax consultation and tax compliance services.

The Audit Committee pre-approves all audit and permitted non-audit services provided by the independent auditors prior to the commencement of services. Mr. Smoke, the Audit Committee Chairman, has the delegated authority to pre-approve such services and these pre-approval decisions are presented to the full Audit Committee at its next scheduled meeting. During fiscal year 2006 and 2005, the Audit Committee pre-approved 100% of the total fees to KPMG LLP.

As previously disclosed, on December 22, 2006, the Audit Committee notified KPMG LLP that it had determined to dismiss the firm as its independent registered public accounting firm, effective immediately. The decision to change independent registered public accounting firms was recommend by the Audit Committee and approved by the Board of Directors of the Company at a meeting on December 21, 2006, and followed the Audit Committee's periodic review, as part of its corporate governance practices, of the Company's independent registered public accounting firm.

During the Company's two fiscal years ended September 30, 2006, and subsequent interim period through December 22, 2006, there were no disagreements between the Company and KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures that, if not resolved to KPMG LLP's satisfaction, would have caused it to make reference to the matter in conjunction with its report on the Company's consolidated financial statements for the relevant year.

KPMG LLP's audit reports on the Company's consolidated financial statements for the two fiscal years ended September 30, 2006 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that KPMG LLP's report on the consolidated financial statements of the Company as of and for the years ended September 30, 2006 and 2005, contained a separate paragraph stating "as discussed in Note 1, for the year ended September 30, 2006, the Company adopted the provisions of Statement of Financial Accounting Standards No. 123R, 'Share-Based Payment', on October 1, 2005."

The audit report of KPMG LLP on management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, as of September 30, 2006 and 2005, did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

During the two most recent fiscal years ended September 30, 2006, and through December 21, 2006, there have been no reportable events (as defined in Regulation S-K, Item 304(a)(1)(v)).

Prior to appointment as its independent registered public accounting firm, the Company has not consulted Deloitte & Touche LLP on any of the matters referenced in Regulation S-K Item 304(a)(2).

Recommendation of the Board of Directors Concerning the Election of Independent Public Accountants

The Board recommends a vote FOR ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accountants for the current fiscal year.

                               PROPOSAL THREE:
          ROFIN-SINAR TECHNOLOGIES INC. 2007 INCENTIVE STOCK PLAN


The Board of Directors recommends the approval of the Rofin-Sinar
Technologies Inc. 2007 Incentive Stock Plan (the "2007 Plan") and the reservation of 1,600,000 shares for issuance thereunder.

The Board of Directors unanimously approved, subject to stockholder approval, the adoption of the 2007 Plan and the reservation of 1,600,000 shares for issuance thereunder.

The following discussion summarizes the material terms of the 2007 Incentive Stock Plan. This discussion does not purport to be complete and is qualified in its entirety by reference to the 2007 Incentive Stock Plan, a copy of which is attached hereto as Appendix A. Upon stockholder approval, the 2007 Incentive Stock Plan will supersede the Rofin-Technologies Inc. 1996 Non-Employee Directors' Stock Plan (the "Non-Employee Directors' Plan") and the Rofin-Technologies Inc. 2002 Equity Incentive Plan (the "2002 Equity Incentive Plan").

Purpose

The primary purpose of the 2007 Incentive Stock Plan is (1) to attract and retain eligible employees and outside directors of the Company, (2) to provide an incentive to eligible employees and outside directors to work to increase the value of the Company's Common Stock, and (3) to provide eligible employees and outside directors with a stake in the future of the Company which corresponds to the stake of each of the Company's stockholders.

Administration

The 2007 Incentive Stock Plan will be administered by the Compensation Committee of the Company's Board of Directors, which, according to the plan, will have at least two members, each of whom will be a non-employee director within the meaning of Rule 16b-3 and an outside director under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Each grant under the 2007 Incentive Stock Plan is evidenced by a certificate that incorporates such terms and conditions as the Compensation Committee deems necessary or appropriate.

Coverage, Eligibility and Grant Limits

The 2007 Incentive Stock Plan provides for the grant of options to purchase Common Stock ("options"), grants of shares of Common Stock ("stock grants"), stock units, and stock appreciation rights ("SARs") to certain eligible employees and to outside directors. An eligible employee is any employee of the Company or any subsidiary, parent or affiliate of the Company who has been designated by the Compensation Committee to receive a grant under the 2007 Incentive Stock Plan. An outside director is any member of the Company's Board of Directors who is not an employee of the Company or a parent, subsidiary or affiliate of the Company. All of the Company's existing directors, other than Gunther Braun, Peter Wirth and Carl Baasel, would qualify as outside directors for purposes of the 2007 Incentive Stock Plan. No eligible employee or outside director in any calendar year may be granted an option to purchase more than 200,000 shares of Common Stock or an SAR based on the appreciation with respect to more than 200,000 shares of Common Stock or may be granted stock grants or stock units where the fair market value of the Common Stock subject to such grant exceeds $2,000,000 on the date of the grant. No more than 600,000 shares of Common Stock are available for stock grants or stock unit grants under the 2007 Incentive Stock Plan, and no more than 1,600,000 shares of Common Stock are available for grants of incentive stock options ("ISOs").

Shares Available for Issuance

There are 1,600,000 shares of Common Stock available for issuance under the 2007 Incentive Stock Plan. Any shares of Common Stock which remain unissued after the cancellation, expiration or exchange of an option, SAR, stock grant or stock unit grant or which are forfeited after issuance shall again be available for grants under the 2007 Incentive Stock Plan. In addition, if the option price under an option is paid (in whole or in part) in shares of Common Stock or shares of Common Stock are tendered to the Company in satisfaction of a condition to a stock grant, such shares will become available for issuance under the 2007 Incentive Stock Plan. Based on the closing market price of the Common Stock as of January 16, 2007, the aggregate market value of the 1,600,000 shares of Common Stock available for issuance under the 2007 Incentive Stock Plan was approximately $98.4 million.

Options

Under the 2007 Incentive Stock Plan, non-incentive stock options ("Non-ISOs") may be granted to eligible employees or outside directors by the Compensation Committee, but ISOs, which are intended to qualify for special tax treatment under Section 422 of the Code, only can be granted to eligible employees of the Company or a subsidiary or parent of the Company. Each option granted under the 2007 Incentive Stock Plan entitles the optionee to purchase the number of shares of Common Stock specified in the grant at the option price specified in the related option certificate. The terms and conditions of each option granted under the 2007 Incentive Stock Plan will be determined by the Compensation Committee, but no option will be granted at an option exercise price which is less than the fair market value of the Common Stock as determined on the grant date in accordance with the 2007 Incentive Stock

Plan. In addition, if the option is an ISO that is granted to a ten percent stockholder of the Company, the option price may be no less than 110% of the fair market value of the shares of Common Stock on the grant date. Moreover, no eligible employee may be granted ISOs which are first exercisable in any calendar year for Common Stock having an aggregate fair market value (determined as of the date that the ISO was granted) that exceeds $100,000. Each option granted under the 2007 Incentive Stock Plan shall be exercisable as provided in the related option certificate. Except as otherwise set forth in the related option certificate, all options granted under the 2007 Incentive Stock Plan will vest and become exercisable with respect to 20% of the shares subject to the option on each of the first five anniversaries of the date of grant. No option may be exercisable more than ten years from the grant date or, if the option is an ISO granted to a ten percent stockholder of the Company, it may not be exercisable more than five years from the grant date.

Stock Appreciation Rights

SARs may be granted by the Compensation Committee to eligible employees and outside directors under the 2007 Incentive Stock Plan, either as part of an option or as stand-alone SARs. The terms and conditions for an SAR granted as part of an option will be set forth in the option certificate for the related option while the terms and conditions for a stand-alone SAR will be set forth in a SAR certificate. SARs entitle the holder to receive the appreciation of the fair market value of one share of Common Stock as of the date such right is exercised over the baseline price specified in the option or SAR certificate (the "SAR Value"), multiplied by the number of shares of Common Stock in respect of which the SAR is being exercised. The SAR Value for an SAR must equal or exceed the fair market value of a share of Common Stock as determined on the grant date in accordance with the 2007 Incentive Stock Plan. If an SAR is granted together with an option, then the exercise of the SAR will cancel the right to exercise the related option, and the exercise of a related option will cancel the right to exercise the SAR. An SAR granted as a part of an option will be exercisable only while the related option is exercisable. A stand-alone SAR will be exercisable as provided in the related SAR certificate. Except as otherwise set forth in the related option certificate or SAR certificate, all SARs granted under the 2007 Incentive Stock Plan will vest and become exercisable with respect to 20% of the shares subject to the SAR on each of the first five anniversaries of the date of grant. At the discretion of the Compensation Committee, any payment due upon the exercise of an SAR can be made in cash or in the form of Common Stock.

Stock Grants

Stock grants are grants which are designed to result in the issuance of Common Stock to the eligible employee or outside director to whom the grants are made, and stock grants may be granted by the Compensation Committee subject to such terms and conditions, if any, as the committee acting in its absolute discretion deems appropriate. The Compensation Committee, in its discretion, may prescribe that an eligible employee's or outside director's rights in a stock grant will be nontransferable or forfeitable or both unless certain conditions are satisfied. Except as otherwise set forth in the related stock grant certificate, all stock grants made under the 2007 Incentive Stock Plan will vest with respect to 20% of the shares subject to the stock grant on each of the first five anniversaries of the date of grant. Each stock grant will be evidenced by a certificate which will specify what rights, if any, an eligible employee or outside director has with respect to such stock grant as well as any conditions applicable to the stock grant.

Except as otherwise set forth in the related stock grant certificate, if a cash dividend is paid on stock subject to a stock grant while such stock grant remains subject to forfeiture conditions or restrictions on transfer, then the cash dividend will be paid in cash directly to the eligible employee or outside director. Except as otherwise set forth in the related stock grant certificate, if a stock dividend is paid on Common Stock subject to a stock grant while such Common Stock remains subject to forfeiture conditions or restrictions on transfer, then the stock dividend will be held by the Company subject to the same conditions or restrictions as the related stock grant. Except as otherwise set forth in the related stock grant certificate, an eligible employee or outside director will have the right to vote Common Stock issued under a stock grant while such Common Stock remains subject to forfeiture conditions or restrictions on transfer.

Stock Units

Stock units are grants which are designed to result in the issuance of Common Stock or cash payments to the eligible employees and outside directors to whom grants are made, based on the fair market value of the Common Stock underlying the grant, and stock units may be granted by the Compensation Committee subject to such terms and conditions, if any, as the committee acting in its absolute discretion deems appropriate. The terms and conditions for a stock unit grant will be set forth in the certificate evidencing the grant. Except as otherwise set forth in the related stock unit grant certificate, all stock unit grants made under the 2007 Incentive Stock Plan will vest with respect to 20% of the shares subject to the stock unit grant on each of the first five anniversaries of the date of grant.

Termination of Employment

In the event an eligible employee terminates employment or a director terminates service as a director by reason of disability, retirement or death, exercisable options and SARs generally will remain exercisable by the eligible employee or director (or the legal representative of the estate, as the case may be) for the earlier of one year (three months in the case of an incentive stock option upon termination of employment by reason of retirement) or the expiration of the option term or SAR term and the eligible employee or director (or the legal representative of the estate, as the case may be) will be entitled to receive only the number of shares of Common Stock subject to a stock grant or stock unit grant (or cash value of such stock unit grant shares) that have been earned as of the date of disability, retirement or death. In the event an eligible employee or director terminates employment for any reason other than disability, retirement, death, or termination for cause, exercisable options and SARs generally will remain exercisable for the earlier of sixty days or the expiration of the option term or SAR term and the eligible employee or director will be entitled to receive only the number of shares of Common Stock subject to a stock grant or stock unit grant (or cash value of such stock unit grant shares)that have been earned as of the date of such termination of employment.

If an eligible employee's employment or a director's service as a director is terminated for cause, all outstanding options and SARs shall expire and all stock grants and stock unit grants shall be forfeited to the extent not yet earned as of the effective time of the eligible employee's or director's termination of employment or service. For purposes of the 2007 Incentive Stock Plan, cause means, generally: (1) the eligible employee or director is convicted of, pleads guilty to, or confesses or otherwise admits to any felony, (2) the eligible employee or director engages in any act of fraud or embezzlement, or (3) there is any act or omission by the eligible or employee or director involving malfeasance or gross negligence in the performance of his or her duties and responsibilities to the material detriment of the Company.

Transferability

Absent consent of the Compensation Committee, no option, SAR, stock grant or stock unit grant made to an eligible employee or outside director is transferable by such eligible employee or outside director other than by will or by the laws of descent and distribution. In addition, absent consent of the Compensation Committee, an option or SAR will be exercisable during an eligible employee's or outside director's lifetime only by such eligible employee or outside director.

Change in Control

If there is a change in control of the Company, then, generally, upon the closing of the underlying transaction, all conditions to the exercise of all outstanding options and SARs and all issuance or forfeiture conditions on all outstanding stock grants and stock unit grants will be deemed satisfied. The Board of Directors shall have the right, to the extent required as a part of the change in control transaction, to cancel all outstanding options, SARs, stock grants and stock unit grants after giving eligible employees and outside directors a reasonable period of time to exercise their outstanding options and SARs or to take such other action as is necessary to receive Common Stock subject to stock grants and Common Stock or cash payable under stock unit grants.

A change in control means, generally, (1) the acquisition by any person of 20% or more of the outstanding shares of Common Stock (except as described below), (2) the current members of the Company's Board of Directors, or their approved successors, ceasing to be a majority of the Board of Directors during any period of two years or less, (3) the approval by stockholders of a reorganization, merger, consolidation or share exchange as a result of which Common Stock will be changed or exchanged into or for securities of another corporation (other than a merger with a wholly-owned subsidiary of the Company), (4) the approval by stockholders of a reorganization, merger, consolidation or share exchange, unless the Company stockholders control 80% of the resulting company, or (5) the approval by stockholders of a dissolution or liquidation of the Company or sale or disposition of substantially all of the assets of the Company. If, however, the acquisition of 20% or more of the outstanding shares of Common Stock is pursuant to an offer for all outstanding shares of common stock of the Company at a price and upon such terms and conditions as a majority of the directors determine to be in the best interests of the Company and its stockholders (excluding the stockholder who is making the offer or on whose behalf the offer is being made), such acquisition will not constitute a change in control.

Amending or Terminating the 2007 Incentive Stock Plan

The 2007 Incentive Stock Plan may be amended by the Board of Directors to the extent it deems necessary or appropriate, but no amendment may be made on or after the effective date of a change in control to the section of the 2007 Incentive Stock Plan governing a change in control which might adversely affect any rights that otherwise would vest on a change in control. The 2007 Incentive Stock Plan also may be terminated by the Board of Directors at any time. The Board of Directors may not unilaterally modify, amend or cancel any option, SAR, stock grant or stock unit previously granted without the consent of the holder of such option, SAR, stock grant or stock unit or unless there is a dissolution or liquidation of the Company or a change in control. No amendment will be made absent the approval of the stockholders of the Company to the extent such approval is required under applicable law or the rules of the stock exchange on which shares of Common Stock are listed.

Adjustment of Shares

The annual grant caps, the number, kind or class of shares of Common Stock subject to outstanding options or SARs granted under the 2007 Incentive Stock Plan, and the option price of the options and the SAR Value of the SARs, as well as the number, kind or class of shares of Common Stock subject to outstanding stock grants and stock unit grants under the 2007 Incentive Stock Plan, will be adjusted by the Compensation Committee in a reasonable and equitable manner to reflect any equity restructuring or change in the capitalization of the Company or any other transaction described in Section 424(a) of the Code which does not constitute a change in control of the Company. In addition, the Compensation Committee will adjust the number, kind or class of shares of Common Stock reserved for issuance under the 2007 Incentive Stock Plan in a reasonable and equitable manner where such an adjustment is made to outstanding awards.

The Compensation Committee as part of any transaction described in
Section 424(a) of the Code that does not constitute a change in control of the Company will have the right to make stock grants, stock unit grants and option and SAR grants to effect the assumption of, or the substitution for, stock grants, stock unit grants and option and stock appreciation right grants previously made by any other corporation to the extent that such transaction calls for the substitution or assumption of such grants. In addition, if the Compensation Committee makes any such grants as part of any such transaction, the Compensation Committee will have the right to increase the number of shares of Common Stock available for issuance under the 2007 Incentive Stock Plan by the number of such grants.

Federal Income Tax Consequences

The rules concerning the U.S. federal income tax consequences with respect to grants made pursuant to the 2007 Incentive Stock Plan are technical, and reasonable persons may differ on the proper interpretation of such rules. Moreover, the applicable statutory and regulatory provisions are subject to change, as are their interpretations and applications, which may vary in individual circumstances. Therefore, the following discussion is designed to provide only a brief, general summary description of the federal income tax consequences for U.S. residents associated with such grants, based on a good faith interpretation of the current federal income tax laws, regulations (including certain proposed regulations) and judicial and administrative interpretations. The following discussion does not set forth (1) any federal tax consequences other than income tax consequences or (2) any state, local or foreign tax consequences that may apply.

ISOs

In general, an eligible employee will not recognize taxable income upon the grant or the exercise of an ISO. For purposes of the alternative minimum tax, however, the eligible employee will be required to treat an amount equal to the excess of the fair market value of the Common Stock on the date of exercise over the option exercise price as an item of adjustment in computing the eligible employee's alternative minimum taxable income. If the eligible employee does not dispose of the Common Stock received pursuant to the exercise of the ISO within either (1) two years after the date of the grant of the ISO or (2) one year after the date of exercise of the ISO, a subsequent disposition of the Common Stock will generally result in long-term capital gain or loss to such individual with respect to the difference between the amount realized on the disposition and the exercise price. The Company will not be entitled to any income tax deduction as a result of such disposition. In addition, the Company normally will not be entitled to take an income tax deduction upon either the grant or the exercise of an ISO.

If the eligible employee disposes of the Common Stock acquired upon exercise of the ISO within either of the above-mentioned time periods, then in the year of such disposition, such individual generally will recognize ordinary income, and the Company will be entitled to an income tax deduction (provided the Company satisfies applicable federal income tax reporting requirements), in an amount equal to the lesser of (1) the excess of the fair market value of the Common Stock on the date of exercise over the exercise price or (2) the amount realized upon disposition over the exercise price. Any gain in excess of such amount recognized by the eligible employee as ordinary income would be taxed to such individual as short-term or long-term capital gain (depending on the applicable holding period).

Non-ISOs

An eligible employee or an outside director will not recognize any taxable income upon the grant of a Non-ISO, and the Company will not be entitled to take an income tax deduction at the time of such grant. Upon the exercise of a Non-ISO, the eligible employee or outside director generally will recognize ordinary income and the Company will be entitled to take an income tax deduction (provided the Company satisfies applicable federal income tax reporting requirements) in an amount equal to the excess of the fair market value of the Common Stock on the date of exercise over the option exercise price. Upon a subsequent sale of the Common Stock by the eligible employee or outside director, such individual will recognize short-term or long-term capital gain or loss (depending on the applicable holding period).

SARs

An eligible employee will recognize ordinary income for federal income tax purposes upon the exercise of an SAR under the 2007 Incentive Stock Plan for cash, Common Stock or a combination of cash and Common Stock, and the amount of income that the eligible employee will recognize will depend on the amount of cash, if any, and the fair market value of the Common Stock, if any, that the eligible employee receives as a result of such exercise. The Company generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the eligible employee in the same taxable year in which the eligible employee recognizes such income, if the Company satisfies applicable federal income tax reporting requirements.

Stock Grants

An eligible employee or outside director is not subject to any federal income tax upon the grant of a stock grant, nor does the grant of a stock grant result in an income tax deduction for the Company, unless the restrictions on the stock do not present a "substantial risk of forfeiture" or the stock is "transferable," each within the meaning of Section 83 of the Code. Common Stock which is subject to a substantial risk of forfeiture within the meaning of Section 83 of the Code is transferable within the meaning of Section 83 if the transferee would not be subject to such risk of forfeiture after such transfer. In the year that the stock grant is either no longer subject to a substantial risk of forfeiture or is transferable, the eligible employee or outside director will recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares of Common Stock transferred to the eligible employee or outside director, generally determined on the date the stock grant is no longer subject to a substantial risk of forfeiture, or is transferable, whichever comes first, over the amount, if any, paid for such shares. If an eligible employee or outside director is subject to Section 16(b) of the 1934 Act and cannot sell the Common Stock without being subject to liability under such section after the Common Stock is no longer subject to a substantial risk of forfeiture or is transferable, the Common Stock will be treated as subject to a substantial risk of forfeiture and non-transferable for six months or until the stock can be sold without any such liability, whichever comes first. If the stock grant is forfeited, the eligible employee or outside director will recognize no gain.

Stock Units

An eligible employee or outside director is not subject to any federal income tax upon the grant of a stock unit, nor does the grant of a stock unit result in an income tax deduction for the Company. In the year that the stock unit is paid in cash or Common Stock, the eligible employee or outside director will recognize ordinary income in an amount equal to the amount of the payment made under the stock unit. If the stock unit is forfeited, the eligible employee or outside director will recognize no gain. Recent guidance from the IRS provides that stock unit grants will be subject to taxation under the new rules for taxing deferred compensation. If the stock unit grant fails to satisfy the requirements under the new rules, the eligible employee will be subject to tax at his or her standard rate plus 20%.

Information Regarding New Plan Benefits

The awards that will be granted to eligible employees and outside directors under the 2007 Incentive Stock Plan will be at the discretion of the Compensation Committee and, therefore, are not determinable at this time. Information regarding awards granted to employees and directors under the Non-Employee Directors' Plan and 2002 Equity Incentive Plan during the fiscal year ended September 30, 2006 may be found under the captions "Executive Compensation and Other Information" and "Compensation of Directors" below.

Recommendation of the Board of Directors Concerning the Adoption of the Rofin-Sinar Technologies Inc. 2007 Incentive Stock Plan.

The Board recommends a vote FOR the adoption of the Rofin-Sinar Technologies Inc. 2007 Incentive Stock Plan and the reservation of 1,600,000 shares of issuance thereunder.

                          EXPENSES OF SOLICITATION

All expenses incurred in connection with the solicitation of proxies will be borne by the Company. The Company will request brokerage houses, custodians, fiduciaries and nominees to forward proxy materials to their principals and will reimburse them for their reasonable expenses in doing so. The Company expects to retain assistance in proxy solicitation, the expenses for which are not expected to exceed $50,000. Solicitation may also be undertaken by mail, telephone and personal contact by directors, officers and employees of the Company without additional compensation.

The Bank of New York, the Company's transfer agent and registrar, will receive and tabulate proxies.


                           STOCKHOLDERS' PROPOSALS

Proposals of stockholders intended to be presented at the 2008 Annual Meeting of Stockholders must be received by the Company on or before Friday, September 28, 2007, to be eligible for inclusion in the Company's proxy statement and proxy relating to that meeting.

Under the Company's Certificate of Incorporation and By-Laws, stockholders desiring to nominate persons for election as directors or bring other business before the annual meeting must deliver or mail a notice to the Secretary that must be received at the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting is mailed or such public disclosure of the date of the annual meeting is made, whichever first occurs. Stockholders' notices must contain the specific information set forth in the Certificate of Incorporation and the By-Laws. Stockholders will be furnished a copy of the Company's Certificate of Incorporation and By-Laws without charge upon written request to the Secretary of the Company.

                         HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding", potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are the Company's stockholders will be "householding" our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement and annual report, please notify your broker. You may also direct your written request for a separate proxy statement and annual report to: Investor Relations, Rofin-Sinar Technologies Inc., 40984 Concept Drive, Plymouth, MI 48170 or contact Cindy Denis at (734) 416-0206. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request "householding" of their communications should contact their broker.

                              OTHER INFORMATION

The Company knows of no other matters which will be presented for consideration at the Annual Meeting. If any other matters or proposals properly come before the meeting, including voting for the election of any person as a director in place of a nominee named herein who becomes unable to serve or for good cause will not serve, and voting on proposals omitted from the proxy statement pursuant to the rules of the Securities and Exchange Commission, it is intended that proxies received will be voted in accordance with the discretion of the proxy holders.

The Annual Report to Stockholders for the fiscal year ended September 30, 2006, which includes financial statements, is enclosed. The Annual Report does not form any part of the material for the solicitation of proxies.

Any stockholder who desires a copy of the Company's 2006 Annual Report on Form 10-K filed with the Securities and Exchange Commission may obtain a copy (excluding exhibits) without charge by addressing a written request to the Secretary, Rofin-Sinar Technologies Inc., 40984 Concept Drive, Plymouth, Michigan 48170.
                                      By Order of the Board of Directors


                                      /S/ Peter Wirth
                                      ---------------------------
                                      Peter Wirth
                                      Chairman of the Board

Plymouth, Michigan
January 26, 2007

                     ROFIN-SINAR TECHNOLOGIES INC.
        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Peter Wirth and Cindy Denis as Proxies, each with the power to appoint his or her substitute, and hereby authorizes each of them to represent and to vote, as designated below, all the Common Shares of Rofin-Sinar Technologies Inc. which the undersigned is entitled to vote at the Annual Meeting to be held on March 15, 2007 or any adjournment thereof.

This proxy will be voted as directed. If no direction is indicated, this proxy will be voted FOR proposals 1, 2, 3 and 4.


1.  Election of Directors:
    For Election to Term Expiring in 2010: Carl F. Baasel, Gary K. Willis and Daniel J. Smoke.

    / / For         / / Withheld        / / Exceptions *


    * Exceptions
                 -----------------------

    To vote your shares for all director nominees, mark the "For" box on item 1.  To withhold voting for all nominees, mark the "Withheld" box.
    If you do not wish your shares voted "For" a particular nominee, mark the "Exceptions" box and enter the name(s) of the exception(s) in the space provided.


2. To ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accountants for the fiscal year ending September 30, 2007.

    / / For         / / Against         / / Abstain


3.  To approve the Rofin-Sinar Technologies, Inc. 2007 Incentive Stock Plan.


4. In their discretion, the Proxies are authorized to vote upon such other further business, if any, as lawfully may be brought before the meeting.

                                                               Appendix A
                          ROFIN-SINAR TECHNOLOGIES INC.
                           2007 INCENTIVE STOCK PLAN


                                  Section 1


1.  Background and Purpose

    The purpose of this Plan is to promote the interest of the Company by authorizing the Committee to grant Options and Stock Appreciation Rights and to make Stock Grants and Stock Unit Grants to Eligible Employees and Directors in order (1) to attract and retain Eligible Employees and Directors, (2) to provide an additional incentive to each Eligible Employee or Director to work to increase the value of Stock and (3) to provide each Eligible Employee or Director with a stake in the future of the Company which corresponds to the stake of each of the Company's shareholders.


                                  Section 2


2.  Definitions

    2.1 Affiliate - means any organization (other than a Subsidiary) that would be treated as under common control with the Company under
          Section 414(c) of the Code if "50 percent" were substituted for "80 percent" in the income tax regulations under Section 414(c) of the Code.

    2.2   Board - means the Board of Directors of the Company.

    2.3 Cause - means either (a) an Eligible Employee is convicted of, pleads guilty to, or confesses or otherwise admits to any felony,
          (b) an Eligible Employee or Director engages in any act of fraud or embezzlement or (c) there is any act or omission by the Eligible Employee or Director involving malfeasance or gross negligence in the performance of such Eligible Employee's or Director's duties and responsibilities to the material detriment of the Company.

    2.4 Change Effective Date - means either the date which includes the "closing" of the transaction which makes a Change in Control effective if the Change in Control is made effective through a transaction which has a "closing" or the date a Change in Control is reported in accordance with applicable law as effective to the Securities and Exchange Commission if the Change in Control is made effective other than through a transaction which has a "closing".

   2.5 Change in Control - means a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the 1934 Act as in effect at the time of such "change in control", provided that such a change in control shall be deemed to have occurred at such time as

         (a) any "person" (as that term is used in Sections 13(d) and 14(d)(2) of the 1934 Act), is or becomes the beneficial owner (as defined in Rule 13d-3 under the 1934 Act) directly or indirectly, of securities representing 20% or more of the combined voting power for election of directors of the then outstanding securities of the Company or any successor to the Company (except pursuant to an offer for all outstanding shares of common stock of the Company at a price and upon such terms and conditions as a majority of the Continuing Directors (as defined below) determine to be in the best interests of the Company and its shareholders (excluding the person who is making the offer or on whose behalf the offer is being made);

         (b) during any period of two consecutive years or less, individuals who at the beginning of such period constitute the Board cease, for any reason, to constitute at least a majority of the Board, unless the election or nomination for election of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of the period (each director in office at the beginning of the period and each director so approved a "Continuing Director");

         (c) the shareholders of the Company approve any reorganization, merger, consolidation or share exchange as a result of which the common stock of the Company shall be changed, converted or exchanged into or for securities of another corporation (other than a merger with a wholly-owned subsidiary of the Company) or any dissolution or liquidation of the Company or any sale or the disposition of all or substantially all of the assets or business or businesses of the Company; provided, however, that a Change in Control shall not be deemed to have occurred in the event of a sale or disposition in which the Company continues as a holding company of an entity or entities that conduct all or substantially all of the business or businesses formerly conducted by the Company; or

         (d) shareholders of the Company approve any reorganization, merger, consolidation or share exchange unless (A) the persons who were the beneficial owners of the outstanding shares of the common stock of the Company immediately before the consummation of such transaction beneficially own more than 80% of the outstanding shares of the common stock of the successor or survivor corporation in such transaction immediately following the consummation of such transaction and
               (B) the number of shares of the common stock of such successor or survivor corporation beneficially owned by the persons described in Section 2.4(d)(A) immediately following the consummation of such transaction is beneficially owned by each such person in substantially the same proportion that each such person had beneficially owned shares of the Company common stock immediately before the consummation of such transaction, provided (C) the percentage described in
               Section 2.4(d)(A) of the beneficially owned shares of the successor or survivor corporation and the number described in
               Section 2.4 (d)(B) of the beneficially owned shares of the successor or survivor corporation shall be determined exclusively by reference to the shares of the successor or survivor corporation which result from the beneficial ownership of shares of common stock of the Company by the persons described in Section 2.4(d)(A) immediately before the consummation of such transaction.

   2.6   Code - means the Internal Revenue Code of 1986, as amended.

   2.7 Committee - means the compensation committee of the Board, any successor to the compensation committee of the Board, or any other committee appointed from time to time by the Board to administer the Plan, which shall have at least 2 members, each of whom shall be appointed by and shall serve at the pleasure of the Board and shall come within the definition of a "non-employee director" under Rule 16b-3 and an "outside director" under Section 162(m) of the Code.

   2.8 Company - means Rofin-Sinar Technologies, Inc. and any successor to Rofin-Sinar Technologies, Inc.

   2.9 Director - means any member of the Board who is not an employee of the Company or a Parent or Subsidiary or affiliate (as such term is defined in Rule 405 of the 1933 Act) of the Company.

   2.10 Disability - means, with respect to any Eligible Employee or Director, that, as a result of incapacity due to physical or mental illness, such Eligible Employee or Director is, or is reasonably likely to become, unable to perform his or her duties for more than six (6) consecutive months or six (6) months in the aggregate during any twelve (12) month period.

   2.11  Exercise Period - shall have the meaning given in Section 10.1.

   2.12 Eligible Employee - means an employee of the Company or any Subsidiary or Parent or Affiliate to whom the Committee decides for reasons sufficient to the Committee to make a grant under this Plan.

   2.13 Fair Market Value - means on any given date, the closing price of the shares of Stock, as reported on the Nasdaq National Market for such date or, if Stock was not traded on such date, on the next preceding day on which Stock was traded; provided that if the Stock is not then traded on the Nasdaq National Market, Fair Market Value means the price which the Committee acting in good faith determines through any reasonable valuation method that a share of Stock might change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of the relevant facts.

   2.14 ISO - means an option granted under this Plan to purchase Stock which is intended to satisfy the requirements of Section 422 of the Code.

   2.15  1933 Act - means the Securities Act of 1933, as amended.

   2.16  1934 Act - means the Securities Exchange Act of 1934, as amended.

   2.17 Non-ISO - means an option granted under this Plan to purchase Stock which is intended to fail to satisfy the requirements of Section 422 of the Code.

   2.18  Option - means an ISO or a Non-ISO which is granted under Section
         7.

   2.19 Option Certificate - means the certificate (whether in electronic or written form) which sets forth the terms and conditions of an Option granted under this Plan.

   2.20 Option Price - means the price which shall be paid to purchase one share of Stock upon the exercise of an Option granted under this Plan.

   2.21 Parent - means any corporation which is a parent corporation within the meaning of Section 424(e) of the Code) of the Company.

   2.22 Plan - means this Rofin-Technologies, Inc. 2007 Incentive Stock Plan as effective as of the date approved by the shareholders of the Company and as amended from time to time thereafter.

   2.23 Retirement - means retirement from active employment with the Company and its Subsidiaries on or after the attainment of age 55, or such other retirement date as may be approved by the Committee for purposes of the Plan and specified in the related Option Certificate, Stock Appreciation Right Certificate or Stock Grant Certificate.

   2.24 Rule 16b-3 - means the exemption under Rule 16b-3 to Section 16(b) of the 1934 Act or any successor to such rule.

   2.25 SAR Value - means the value assigned by the Committee to a share of Stock in connection with the grant of a Stock Appreciation Right under Section 8.

   2.26 Stock - means the common stock, par value $.01 per share, of the Company.

   2.27  Stock Appreciation Right - means a right which is granted under
         Section 8 to receive the appreciation in a share of Stock.

   2.28 Stock Appreciation Right Certificate - means the certificate (whether in electronic or written form) which sets forth the terms and conditions of a Stock Appreciation Right which is not granted as part of an Option.

   2.29 Stock Grant - means a grant under Section 9 which is designed to result in the issuance of the number of shares of Stock described in such grant.

   2.30 Stock Grant Certificate - means the certificate (whether in electronic or written form) which sets forth the terms and conditions of a Stock Grant or a Stock Unit Grant.

   2.31 Stock Unit Grant - means a grant under Section 9 of a contractual right to receive at exercise either (a) a cash payment based on the Fair Market Value of the number of shares of Stock described in such grant or (b) shares of Stock based on the number of shares of Stock described in such grant.

   2.32 Subsidiary - means a corporation which is a subsidiary corporation (within the meaning of Section 424(f) of the Code) of the Company.

   2.33 Ten Percent Shareholder - means a person who owns (after taking into account the attribution rules of Section 424(d) of the Code) more than ten percent of the total combined voting power of all classes of stock of either the Company, a Subsidiary or Parent.

                                  Section 3

SHARES AND GRANT LIMITS

   3.1 Shares Reserved. There shall (subject to Section 14) be reserved for issuance under this Plan 1,600,000 shares of Stock, which shall be available to be issued in connection with the exercise of ISOs.

   3.2 Source of Shares. The shares of Stock described in Section 3.1 shall be reserved to the extent that the Company deems appropriate from authorized but unissued shares of Stock and from shares of Stock which have been reacquired by the Company. All shares of Stock described in Section 3.1 shall remain available for issuance under this Plan until issued pursuant to the exercise of an Option or a Stock Appreciation Right or a Stock Unit Grant or issued pursuant to a Stock Grant, and any such shares of stock which are issued pursuant to an Option, a Stock Appreciation Right, a Stock Unit Grant or a Stock Grant which are forfeited thereafter shall again become available for issuance under this Plan. Finally, if the Option Price under an Option is paid in whole or in part in shares of Stock or if shares of Stock are tendered to the Company in satisfaction of any condition to a Stock Grant, such shares thereafter shall become available for issuance under this Plan and shall be treated the same as any other shares available for issuance under this Plan.

   3.3 Use of Proceeds. The proceeds which the Company receives from the sale of any shares of Stock under this Plan shall be used for general corporate purposes and shall be added to the general funds of the Company.

   3.4 Grant Limits. No Eligible Employee or Director in any calendar year shall be granted an Option to purchase (subject to Section 14) more than 200,000 shares of Stock or a Stock Appreciation Right based on the appreciation with respect to (subject to Section 14) more than 200,000 shares of Stock, and no Stock Grant or Stock Unit Grant shall be made to any Eligible Employee or Director in any calendar year where the Fair Market Value of the Stock subject to such grant on the date of the grant exceeds $2,000,000. No more than 600,000 non-forfeitable shares of Stock shall (subject to Section 14) be issued pursuant to Stock Grants or Stock Unit Grants under Section 9.






                                 Section 4

EFFECTIVE DATE

The effective date of this Plan shall be the date the shareholders of the Company (acting at a duly called meeting of such shareholders) approve the adoption of this Plan.


                                 Section 5

COMMITTEE


This Plan shall be administered by the Committee. The Committee acting in its absolute discretion shall exercise such powers and take such action as expressly called for under this Plan and, further, the Committee shall have the power to interpret this Plan and (subject to Section 15 and Section 16 and Rule 16b-3) to take such other action in the administration and operation of this Plan as the Committee deems equitable under the circumstances, which action shall be binding on the Company, on each affected Eligible Employee or Director and on each other person directly or indirectly affected by such action. Furthermore, the Committee as a condition to making any grant under this Plan to any Eligible Employee or Director shall have the right to require him or her to execute an agreement which makes the Eligible Employee or Director subject to non-competition provisions and other restrictive covenants which run in favor of the Company.

                                 Section 6

ELIGIBILITY


Only Eligible Employees who are employed by the Company or a Subsidiary or Parent shall be eligible for the grant of ISOs under this Plan. All Eligible Employees and all Directors shall be eligible for the grant of Non-ISOs and Stock Appreciation Rights and for Stock Grants and Stock Unit Grants under this Plan.


                                 Section 7


OPTIONS


   7.1 Committee Action. The Committee acting in its absolute discretion shall have the right to grant Options to Eligible Employees and to Directors under this Plan from time to time to purchase shares of Stock, but the Committee shall not (subject to Section 14) take any action, whether through amendment, cancellation, replacement grants, or any other means, to reduce the Option Price of any outstanding Options absent the approval of the Company's shareholders. Each grant of an Option to a Eligible Employee or Director shall be evidenced by an Option Certificate, and each Option Certificate shall set forth whether the Option is an ISO or a Non-ISO and shall set forth such other terms and conditions of such grant as the Committee acting in its absolute discretion deems consistent with the terms of this Plan; provided, however, if the Committee grants an ISO and a Non-ISO to a Eligible Employee on the same date, the right of the Eligible Employee to exercise the ISO shall not be conditioned on his or her failure to exercise the Non-ISO.

   7.2 $100,000 Limit. No Option shall be treated as an ISO to the extent that the aggregate Fair Market Value of the Stock subject to the Option which would first become exercisable in any calendar year exceeds $100,000. Any such excess shall instead automatically be treated as a Non-ISO. The Committee shall interpret and administer the ISO limitation set forth in this Section 7.2 in accordance with
         Section 422(d) of the Code, and the Committee shall treat this
         Section 7.2 as in effect only for those periods for which Section 422(d) of the Code is in effect.

   7.3 Option Price. The Option Price for each share of Stock subject to an Option shall be no less than the Fair Market Value of a share of Stock on the date the Option is granted; provided, however, if the Option is an ISO granted to an Eligible Employee who is a Ten Percent Shareholder, the Option Price for each share of Stock subject to such ISO shall be no less than 110% of the Fair Market Value of a share of Stock on the date such ISO is granted.


   7.4 Payment. The Option Price shall be payable in full upon the exercise of any Option and, at the discretion of the Committee, an Option Certificate can provide for the payment of the Option Price either in cash, by check or in Stock which has been held for at least 6 months and which is acceptable to the Committee, or through any cashless exercise procedure which is effected by an unrelated broker through a sale of Stock in the open market and which is acceptable to the Committee, or in any combination of such forms of payment. Any payment made in Stock shall be treated as equal to the Fair Market Value of such Stock on the date the certificate for such Stock (or proper evidence of such certificate) is presented to the Committee or its delegate in such form as acceptable to the Committee.

   7.5   Exercise.

         (a) Vesting. Unless the Committee determines that another vesting schedule (including immediate vesting) better serves the Company's interest and provides for such other vesting schedule in the related Option Certificate, each Option shall vest and become exercisable with respect to twenty (20) percent of the Stock subject to such Option (rounded down to the next whole share of Stock) on each of the first four anniversaries of the date the Option is granted, and shall vest and become exercisable with respect to all remaining shares of Stock subject to such Option on the fifth anniversary of the date the Option is granted, provided that the Eligible Employee or Director to whom the Option is granted remains continuously employed by or provides continuous service as a Director to the Company, a Subsidiary, Parent or Affiliate through the applicable anniversary date.

         (b) Exercise Period. Each Option granted under this Plan shall be exercisable in whole or in part at such time or times as set forth above or in the related Option Certificate. No Option Certificate shall make an Option exercisable on or after the earlier of

               (1) the date which is the fifth anniversary of the date the Option is granted, if the Option is an ISO and the Eligible Employee is a Ten Percent Shareholder on the date the Option is granted, or

               (2) the date which is the tenth anniversary of the date the Option is granted, if the Option is (a) a Non-ISO or (b) an ISO which is granted to an Eligible Employee who is not a Ten Percent Shareholder on the date the Option is granted.



                                 Section 8


STOCK APPRECIATION RIGHTS

   8.1 Committee Action. The Committee acting in its absolute discretion shall have the right to grant Stock Appreciation Rights to Eligible Employees and to Directors under this Plan from time to time, and each Stock Appreciation Right grant shall be evidenced by a Stock Appreciation Right Certificate or, if such Stock Appreciation Right is granted as part of an Option, shall be evidenced by the Option Certificate for the related Option.

   8.2   Terms and Conditions.

         (a) Stock Appreciation Right Certificate. If a Stock Appreciation Right is granted independent of an Option, such Stock Appreciation Right shall be evidenced by a Stock Appreciation Right Certificate, and such certificate shall set forth the number of shares of Stock on which the Eligible Employee's or Director's right to appreciation shall be based and the SAR Value of each share of Stock. Such SAR Value shall be no less than the Fair Market Value of a share of Stock on the date that the Stock Appreciation Right is granted. The Stock Appreciation Right Certificate shall set forth such other terms and conditions for the exercise of the Stock Appreciation Right as the Committee deems appropriate under the circumstances, but no Stock Appreciation Right Certificate shall make a Stock Appreciation Right exercisable on or after the date which is the tenth anniversary of the date such Stock Appreciation Right is granted.

         (b) Option Certificate. If a Stock Appreciation Right is granted together with an Option, such Stock Appreciation Right shall be evidenced by an Option Certificate, the number of shares of Stock on which the Eligible Employee's or Director's right to appreciation shall be based shall be the same as the number of shares of Stock subject to the related Option, and the SAR Value for each such share of Stock shall be no less than the Option Price under the related Option. Each such Option Certificate shall provide that the exercise of the Stock Appreciation Right with respect to any share of Stock shall cancel the Eligible Employee's or Director's right to exercise his or her Option with respect to such share and, conversely, that the exercise of the Option with respect to any share of Stock shall cancel the Eligible Employee's or Director's right to exercise his or her Stock Appreciation Right with respect to such share. A Stock Appreciation Right which is granted as part of an Option shall be exercisable only while the related Option is exercisable. The Option Certificate shall set forth such other terms and conditions for the exercise of the Stock Appreciation Right as the Committee deems appropriate under the circumstances.

         (c) Vesting. Unless the Committee determines that another vesting schedule (including immediate vesting) better serves the Company's interest and provides for such other vesting schedule in the related Stock Appreciation Right Certificate, each Stock Appreciation Right shall vest and become exercisable with respect to twenty (20) percent of the Stock subject to such Stock Appreciation Right (rounded down to the next whole share of Stock) on each of the first four anniversaries of the date the Stock Appreciation Right is granted, and shall vest and become exercisable with respect to all remaining shares of Stock subject to such Stock Appreciation Right on the fifth anniversary of the date the Stock Appreciation Right is granted, provided that the Eligible Employee or Director to whom the Stock Appreciation Right is granted remains continuously employed by or provides continuous service as a Director to the Company, a Subsidiary, Parent or Affiliate through the applicable anniversary date.

   8.3 Exercise. A Stock Appreciation Right shall be exercisable only when the Fair Market Value of a share of Stock on which the right to appreciation is based exceeds the SAR Value for such share, and the payment due on exercise shall be based on such excess with respect to the number of shares of Stock to which the exercise relates. An Eligible Employee or Director upon the exercise of his or her Stock Appreciation Right shall receive a payment from the Company in cash or in Stock issued under this Plan, or in a combination of cash and Stock, and the number of shares of Stock issued shall be based on the Fair Market Value of a share of Stock on the date the Stock Appreciation Right is exercised. The Committee acting in its absolute discretion shall have the right to determine the form and time of any payment under this Section 8.3.



                                 Section 9


STOCK GRANTS

   9.1 Committee Action. The Committee acting in its absolute discretion shall have the right to make Stock Grants and Stock Unit Grants to Eligible Employees and to Directors. Each Stock Grant and each Stock Unit Grant shall be evidenced by a Stock Grant Certificate, and each Stock Grant Certificate shall set forth the conditions, if any, under which Stock will be issued under the Stock Grant or Stock Unit Grant or cash will be paid under the Stock Unit Grant and the conditions under which the Eligible Employee's or Director's interest in any Stock which has been issued will become non-forfeitable.

   9.2   Conditions.

         (a) Conditions to Issuance of Stock. The Committee acting in its absolute discretion may make the issuance of Stock under a Stock Grant or Stock Unit Grant subject to the satisfaction of one, or more than one, condition which the Committee deems appropriate under the circumstances for Eligible Employees or Directors generally or for an Eligible Employee or a Director in particular, and the related Stock Grant Certificate shall set forth each such condition and the deadline for satisfying each such condition. Stock subject to a Stock Grant or issuable pursuant to a Stock Unit Grant shall be issued in the name of an Eligible Employee or Director only after each such condition, if any, has been timely satisfied, and any Stock which is so issued shall be held by the Company pending the satisfaction of the forfeiture conditions, if any, under
               Section 9.2(b) for the related Stock Grant.

         (b) Conditions on Forfeiture of Stock or Cash Payment. The Committee acting in its absolute discretion may make any cash payment due under a Stock Unit Grant or Stock issued in the name of an Eligible Employee or Director under a Stock Grant or Stock Unit Grant non-forfeitable subject to the satisfaction of one, or more than one, objective employment, performance or other condition that the Committee acting in its absolute discretion deems appropriate under the circumstances for Eligible Employees or Directors generally or for an Eligible Employee or a Director in particular, and the related Stock Grant Certificate shall set forth each such condition, if any, and the deadline, if any, for satisfying each such condition. An Eligible Employee's or a Director's non-forfeitable interest in the shares of Stock underlying a Stock Grant or issuable pursuant to a Stock Unit Grant or the cash payable under a Stock Unit Grant shall depend on the extent to which he or she timely satisfies each such condition. If a share of Stock is issued under this Section 9.2(b) before a Eligible Employee's or Director's interest in such share of Stock is non-forfeitable, (1) such share of Stock shall not be available for re-issuance under Section 3 until such time, if any, as such share of Stock thereafter is forfeited as a result of a failure to timely satisfy a forfeiture condition and (2) the Company shall have the right to condition any such issuance on the Eligible Employee or Director first signing an irrevocable stock power in favor of the Company with respect to the forfeitable shares of Stock issued to such Eligible Employee or Director in order for the Company to effect any forfeiture called for under the related Stock Grant Certificate.

         (c) Vesting. Unless the Committee determines that another vesting schedule (including immediate vesting) better serves the Company's interest and provides for such other vesting schedule in the related Stock Grant Certificate, each Stock Grant or Stock Unit Grant shall vest with respect to twenty
               (20) percent of the Stock subject to such Stock Grant or Stock Unit Grant (rounded down to the next whole share of Stock) on each of the first four anniversaries of the date the Stock Grant or Stock Unit Grant is granted, and shall vest with respect to all remaining shares of Stock subject to such Stock Grant or Stock Unit Grant on the fifth anniversary of the date the Stock Grant or Stock Unit Grant is granted, provided that the Eligible Employee or Director to whom the Stock Grant or Stock Unit Grant is granted remains continuously employed by or provides continuous service as a Director to the Company, a Subsidiary, Parent or Affiliate through the applicable anniversary date.

   9.3   Dividends, Voting Rights and Creditor Status.

         (a) Cash Dividends. Except as otherwise set forth in a Stock Grant Certificate, if a dividend is paid in cash on a share of Stock after such Stock has been issued under a Stock Grant or pursuant to a Stock Unit Grant but before the first date that an Eligible Employee's or a Director's interest in such Stock
               (1) is forfeited completely or (2) becomes completely non-forfeitable, the Company shall pay such cash dividend directly to such Eligible Employee or Director.

         (b) Stock Dividends. If a dividend is paid on a share of Stock in Stock after such Stock has been issued under a Stock Grant or pursuant to a Stock Unit Grant but before the first date that an Eligible Employee's or a Director's interest in such Stock
               (1) is forfeited completely or (2) becomes completely non-forfeitable, the Company shall hold such dividend Stock subject to the same conditions under Section 9.2(b) as the related Stock Grant or Stock Unit Grant.

         (c) Other. If a dividend (other than a dividend described in Section 9.3(a) or Section 9.3(b)) is paid with respect to a share of Stock after such Stock has been issued under a Stock Grant or pursuant to a Stock Unit Grant but before the first date that an Eligible Employee's or a Director's interest in such Stock (1) is forfeited completely or (2) becomes completely non-forfeitable, the Company shall distribute or hold such dividend in accordance with such rules as the Committee shall adopt with respect to each such dividend.

         (d) Voting. Except as otherwise set forth in a Stock Grant Certificate, an Eligible Employee or a Director shall have the right to vote the Stock issued under his or her Stock Grant during the period which comes after such Stock has been issued under a Stock Grant or pursuant to his or her Stock Unit Grant but before the first date that an Eligible Employee's or Director's interest in such Stock (1) is forfeited completely or (2) becomes completely non-forfeitable.

         (e) General Creditor Status. Each Eligible Employee and each Director to whom a Stock Unit Grant is made shall be no more than a general and unsecured creditor of the Company with respect to any cash payable under and any Stock issuable pursuant to such Stock Unit Grant.


   9.4 Satisfaction of Forfeiture Conditions. A share of Stock shall cease to be subject to a Stock Grant or Stock Unit Grant at such time as an Eligible Employee's or a Director's interest in such Stock becomes non-forfeitable under this Plan, and the certificate or other evidence of ownership representing such share shall be transferred to the Eligible Employee or Director as soon as practicable thereafter.

   9.5   Income Tax Deduction.

         (a) General. The Committee shall (where the Committee under the circumstances deems in the Company's best interest) either (1) make Stock Grants and Stock Unit Grants to Eligible Employees subject to at least one condition related to one, or more than one, performance goal based on the performance goals described in Section 9.5(b) which seems likely to result in the Stock Grant or Stock Unit Grant qualifying as "performance-based compensation" under Section 162(m) of the Code or (2) make Stock Grants and Stock Unit Grants to Eligible Employees under such other circumstances as the Committee deems likely to result in an income tax deduction for the Company with respect such Stock Grant or Stock Unit Grant. A performance goal may be set in any manner determined by the Committee, including looking to achievement on an absolute or relative basis in relation to peer groups or indexes, and no change may be made to a performance goal after the goal has been set.

         (b)   Performance Goals.  A performance goal is described in this
               Section 9.5(b) if such goal relates to (1) the Company's return over capital costs or increases in return over capital costs, (2) the Company's total earnings or the growth in such earnings, (3) the Company's consolidated earnings or the growth in such earnings, (4) the Company's earnings per share or the growth in such earnings, (5) the Company's net earnings or the growth in such earnings, (6) the Company's earnings before interest expense, taxes, depreciation, amortization and other non-cash items or the growth in such earnings, (7) the Company's earnings before interest and taxes or the growth in such earnings, (8) the Company's consolidated net income or the growth in such income, (9) the value of the Company's stock or the growth in such value, (10) the Company's stock price or the growth in such price, (11) the Company's return on assets or the growth on such return, (12) the Company's cash flow or the growth in such cash flow, (13) the Company's total shareholder return or the growth in such return, (14) the Company's expenses or the reduction of such expenses, (15) the Company's sales growth, (16) the Company's overhead ratios or changes in such ratios, (17) the Company's expense-to-sales ratios or the changes in such ratios, or (18) the Company's economic value added or changes in such value added.

         (c) Adjustments. When the Committee determines whether a performance goal has been satisfied for any period, the Committee where the Committee deems appropriate may make such determination using calculations which alternatively include and exclude one, or more than one, "extraordinary items" as determined under U.S. generally accepted accounting principles, and the Committee may determine whether a performance goal has been satisfied for any period taking into account the alternative which the Committee deems appropriate under the circumstances. The Committee also may take into account any other unusual or non-recurring items, including, without limitation, the charges or costs associated with restructurings of the Company, discontinued operations, and the cumulative effects of accounting changes and, further, may take into account any unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles or such other factors as the Committee may determine reasonable and appropriate under the circumstances (including, without limitation, any factors that could result in the Company's paying non-deductible compensation to an Eligible Employee).


                                 Section 10


TERMINATION OF EMPLOYMENT


   10.1 Disability or Retirement. Except as may otherwise be provided by the Committee in its sole discretion in the related Option Certificate, Stock Appreciation Right Certificate or Stock Grant Certificate, if an Eligible Employee's employment or a Director's service with the Company and each Subsidiary, Parent or Affiliate terminates by reason of Disability or Retirement, (i) any Option held by the Eligible Employee or Director may thereafter be exercised, to the extent it was exercisable on the date of termination, for a period (the "Exercise Period") of one year from the date of such Disability or Retirement or until the expiration of the stated term of the Option, whichever period is shorter, and to the extent not exercisable on the date of termination of employment or service as a Director, such Option shall be forfeited; provided, however, that if an Eligible Employee terminates employment by reason of Retirement and such Eligible Employee holds an ISO, the Exercise Period shall not exceed the shorter of three months from the date of Retirement and the remainder of the stated term of such ISO; provided further, however, that if the Eligible Employee or Director dies during the Exercise Period, any unexercised Option held by such Eligible Employee or Director may thereafter be exercised to the extent it was exercisable on the date of Disability or Retirement, by the legal representative of the estate or legatee of the Eligible Employee or Director under the will of the Eligible Employee or Director, for a period of one year from the date of such death or until the expiration of the stated term of such Option, whichever period is shorter (or, in the case of an ISO, for a period equal to the remainder of the Exercise Period), and (ii) if such termination is prior to the end of any applicable restriction period (with respect to a Stock Grant or Stock Unit Grant), the Stock Grant or Stock Unit Grant shall be forfeited with respect to such number of shares of Stock as have not been earned as of the date of Disability or Retirement. In determining whether to exercise its discretion under the first sentence of this Section 10.1 with respect to an ISO the Committee may consider the provisions of
         Section 422 of the Code.

   10.2 Death. Except as may otherwise be provided by the Committee in its sole discretion in the related Option Certificate, Stock Appreciation Right Certificate or Stock Grant Certificate, if an Eligible Employee's employment or Director's service as a Director with the Company and each Subsidiary, Parent or Affiliate terminates by reason of death, (i) any Option held by the Eligible Employee or Director may thereafter be exercised, to the extent it was exercisable on the date of death, by the legal representative of the state or legatee of the Eligible Employee or Director under the will of the Eligible Employee or Director, for a period of one year from the date of the Eligible Employee's or Director's death or until the expiration of the stated term of such Option, whichever period is shorter, and to the extent not exercisable on the date of death, such Option shall be forfeited and (ii) if such termination is prior to the end of any applicable restriction period (with respect to a Stock Grant or Stock Unit Grant) the Stock Grant or Stock Unit Grant shall be forfeited with respect to such number of shares of Stock as have not been earned as of the date of death.

   10.3  Other Terminations.

         (a) Except as may otherwise be provided by the Committee in its sole discretion in the related Option Certificate, Stock Appreciation Right Certificate or Stock Grant Certificate, if an Eligible Employee's employment or Director's service as a Director with the Company and each Subsidiary, Parent or Affiliate terminates for any reason other than death, Disability, Retirement or for Cause, (i) any Option or Stock Appreciation Right held by the Eligible Employee or Director may thereafter be exercised, to the extent it was exercisable on the date of termination, for a period of sixty (60) days from the date of such termination of employment or service or until the expiration of the stated term of such Option or Stock Appreciation Right, whichever period is shorter, and to the extent not exercisable on the date of termination of employment, such Option or Stock Appreciation Right shall be forfeited, and (ii) if such termination is prior to the end of any applicable restriction period (with respect to a Stock Grant or Stock Unit Grant) the Stock Grant or Stock Unit Grant shall be forfeited with respect to such number of shares of Stock as have not been earned as of the date of death. In determining whether to exercise its discretion under the first sentence of this Section 10.3(a) with respect to an Incentive Stock Option, the Committee may consider the provisions of
               Section 422 of the Code.

         (b) If an Eligible Employee's employment or Director's service as a Director with the Company and each Subsidiary, Parent or Affiliate terminates for Cause, all Options and Stock Appreciation Rights held by the Eligible Employee or Director shall expire and all Stock Grants and Stock Unit Grants as have not been earned as of the date of termination of Eligible Employee's employment or Director's service shall be forfeited as of the effective time of the Eligible Employee's or Director's termination for Cause.


                                 Section 11

NON-TRANSFERABILITY


No Option, Stock Grant, Stock Unit Grant or Stock Appreciation Right shall (absent the Committee's consent) be transferable by an Eligible Employee or a Director other than by will or by the laws of descent and distribution, and any Option or Stock Appreciation Right shall (absent the Committee's consent) be exercisable during a Eligible Employee's or Director's lifetime only by the Eligible Employee or Director. The person or persons to whom an Option or Stock Grant or Stock Unit Grant or Stock Appreciation Right is transferred by will or by the laws of descent and distribution (or with the Committee's consent) thereafter shall be treated as the Eligible Employee or Director.


                                 Section 12


SECURITIES REGISTRATION

As a condition to the receipt of shares of Stock under this Plan, the Eligible Employee or Director shall, if so requested by the Company, agree to hold such shares of Stock for investment and not with a view of resale or distribution to the public and, if so requested by the Company, shall deliver to the Company a written statement satisfactory to the Company to that effect. Furthermore, if so requested by the Company, the Eligible Employee or Director shall make a written representation to the Company that he or she will not sell or offer for sale any of such Stock unless a registration statement shall be in effect with respect to such Stock under the 1933 Act and any applicable state securities law or he or she shall have furnished to the Company an opinion in form and substance satisfactory to the Company of legal counsel satisfactory to the Company that such registration is not required. Certificates or other evidence of ownership representing the Stock transferred upon the exercise of an Option or Stock Appreciation Right or upon the lapse of the forfeiture conditions, if any, on any Stock Grant or Stock Unit Grant may at the discretion of the Company bear a legend to the effect that such Stock has not been registered under the 1933 Act or any applicable state securities law and that such Stock cannot be sold or offered for sale in the absence of an effective registration statement as to such Stock under the 1933 Act and any applicable state securities law or an opinion in form and substance satisfactory to the Company of legal counsel satisfactory to the Company that such registration is not required.


                                 Section 13


LIFE OF PLAN

No Option or Stock Appreciation Right shall be granted or Stock Grant or Stock Unit Grant made under this Plan on or after the earlier of:

   (a) the tenth anniversary of the effective date of this Plan (as determined under Section 4), in which event this Plan otherwise thereafter shall continue in effect until all outstanding Options and Stock Appreciation Rights have been exercised in full or no longer are exercisable and all Stock issued under any Stock Grants or Stock Unit Grants under this Plan have been forfeited or have become non-forfeitable, or

   (b) the date on which all of the Stock reserved under Section 3 has (as a result of the exercise of Options or Stock Appreciation Rights granted under this Plan or the satisfaction of the forfeiture conditions, if any, on Stock Grants or other conditions on Stock Unit Grants) been issued or no longer is available for use under this Plan, in which event this Plan also shall terminate on such date.


                                 Section 14


ADJUSTMENT

   14.1 Capital Structure. The grant caps described in Section 3.4, the number, kind or class (or any combination thereof) of shares of Stock subject to outstanding Options and Stock Appreciation Rights granted under this Plan and the Option Price of such Options and the SAR Value of such Stock Appreciation Rights as well as the number, kind or class (or any combination thereof) of shares of Stock subject to outstanding Stock Grants and Stock Unit Grants made under this Plan shall be adjusted by the Committee in a reasonable and equitable manner to preserve immediately after

         (a) any equity restructuring or change in the capitalization of the Company, including, but not limited to, spin offs, stock dividends, large non-reoccurring dividends, rights offerings or stock splits, or

         (b) any other transaction described in Section 424(a) of the Code which does not constitute a Change in Control of the Company the aggregate intrinsic value of each such outstanding Option, Stock Appreciation Right, Stock Grant and Stock Unit Grant immediately before such restructuring or recapitalization or other transaction.

   14.2 Available Shares. If any adjustment is made with respect to any outstanding Option, Stock Appreciation Right, Stock Grant or Stock Unit Grant under Section 14.1, then the Committee shall adjust the number, kind or class (or any combination thereof) of shares of Stock reserved under Section 3.1 in a reasonable and equitable manner so that there is a sufficient number, kind and class of shares of Stock available for issuance pursuant to each such Option, Stock Appreciation Right, Stock Grant and Stock Unit Grant as adjusted under Section 14.1 without seeking the approval of the Company's shareholders for such adjustment unless such approval is required under applicable law or the rules of the stock exchange on which shares of Stock are traded.

   14.3 Transactions Described in Section 424 of the Code. If there is a corporate transaction described in Section 424(a) of the Code which does not constitute a Change in Control of the Company, the Committee as part of any such transaction shall have right to make Stock Grants, Stock Unit Grants and Option and Stock Appreciation Right grants (without regard to any limitations set forth under 3.4 of this Plan) to effect the assumption of, or the substitution for, outstanding stock grants, stock unit grants and option and stock appreciation right grants previously made by any other corporation to the extent that such corporate transaction calls for such substitution or assumption of such outstanding stock grants, stock unit grants and stock option and stock appreciation right grants. Furthermore, if the Committee makes any such grants as part of any such transaction, the Committee shall have the right to increase the number of shares of Stock available for issuance under Section
          3.1 by the number of shares of Stock subject to such grants without seeking the approval of the Company's shareholders for such adjustment unless such approval is required under applicable law or the rules of the stock exchange on which shares of Stock are traded.

   14.4 Fractional Shares. If any adjustment under this Section 14 would create a fractional share of Stock or a right to acquire a fractional share of Stock under any Option, Stock Appreciation Right, Stock Grant or Stock Unit Grant, such fractional share shall be disregarded and the number of shares of Stock reserved under this Plan and the number subject to any Options, Stock Appreciation Right grants, Stock Grants, and Stock Unit Grants shall be the next lower number of shares of Stock, rounding all fractions downward. An adjustment made under this Section 14 by the Committee shall be conclusive and binding on all affected persons.


                                 Section 15

CHANGE IN CONTROL

If there is a Change in Control of the Company, then as of the Change Effective Date for such Change in Control any and all conditions to the exercise of all outstanding Options and Stock Appreciation Rights on such date and any and all outstanding issuance and forfeiture conditions on any Stock Grants and Stock Unit Grants on such date automatically shall be deemed 100% satisfied as of such Change Effective Date, and the Board shall have the right (to the extent expressly required as part of such transaction) to cancel such Options, Stock Appreciation Rights, Stock Grants and Stock Unit Grants after providing each Eligible Employee and Director a reasonable period to exercise his or her Options and Stock Appreciation Rights and to take such other action as necessary or appropriate to receive the Stock subject to any Stock Grants or Stock Unit Grants and the cash payable under any Stock Unit Grants; provided, (1) if any issuance or forfeiture condition described in this Section 15 relates to satisfying any performance goal and there is a target for such goal, such issuance or forfeiture condition shall be deemed satisfied under this Section 15 only to the extent of such target unless such target has been exceeded before the Change Effective Date, in which event such issuance or forfeiture condition shall be deemed satisfied to the extent such target had been so exceeded and (2) a Change in Control shall affect a Stock Appreciation Right or Stock Unit Grant which is subject to Section 409A of the Code only if the Change in Control also constitutes a change in the ownership or effective control of Company or in the ownership of a substantial portion of the assets of the Company within the meaning of
Section 409A(a)(2)(A)(v) of the Code.


                                 Section 16

AMENDMENT OR TERMINATION

This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate; provided, however, (a) no amendment shall be made absent the approval of the shareholders of the Company to the extent such approval is required under applicable law or the rules of the stock exchange on which shares of Stock are listed and (b) no amendment shall be made to Section 15 on or after the date of any Change in Control which might adversely affect any rights which otherwise would vest on the related Change Effective Date. The Board also may suspend granting Options or Stock Appreciation Rights or making Stock Grants or Stock Unit Grants under this Plan at any time and may terminate this Plan at any time; provided, however, the Board shall not have the right in connection with any such suspension or termination to unilaterally to modify, amend or cancel any Option or Stock Appreciation Right granted, Stock Grant or Stock Unit Grant unless (1) the Eligible Employee or Director consents in writing to such modification, amendment or cancellation or (2) there is a dissolution or liquidation of the Company or a transaction described in Section 15.


                                 Section 17

MISCELLANEOUS

   17.1 Shareholder Rights. No Eligible Employee or Director shall have any rights as a shareholder of the Company as a result of the grant of an Option, a Stock Appreciation Right or Stock Unit Grant pending the actual delivery of the Stock subject to such Option, Stock Appreciation Right, or Stock Unit Grant to such Eligible Employee or Director. An Eligible Employee's or a Director's rights as a shareholder in the shares of Stock which remain subject to forfeiture under Section 9.2(b) shall be set forth in the related Stock Grant Certificate.

   17.2 No Contract of Employment. The grant of an Option or a Stock Appreciation Right or a Stock Grant or Stock Unit Grant to an Eligible Employee or Director under this Plan shall not constitute a contract of employment or a right to continue to serve on the Board and shall not confer on an Eligible Employee or Director any rights upon his or her termination of employment or service in addition to those rights, if any, expressly set forth in this Plan or the related Option Certificate, Stock Appreciation Right Certificate, or Stock Grant Certificate.

   17.3 Withholding. Each Option, Stock Appreciation Right, Stock Grant and Stock Unit Grant shall be made subject to the condition that the Eligible Employee or Director consents to whatever action the Committee directs to satisfy the minimum statutory federal and state tax withholding requirements, if any, which the Company determines are applicable to the exercise of such Option or Stock Appreciation Right or to the satisfaction of any forfeiture conditions with respect to Stock subject to a Stock Grant or Stock Unit Grant issued in the name of the Eligible Employee or Director. No withholding shall be effected under this Plan which exceeds the minimum statutory federal and state withholding requirements.

   17.4 Construction. All references to sections (section symbol) are to sections (section symbol) of this Plan unless otherwise indicated. This Plan shall be construed under the laws of the State of Delaware. Each term set forth in Section 2 shall, unless otherwise stated, have the meaning set forth opposite such term for purposes of this Plan and, for purposes of such definitions, the singular shall include the plural and the plural shall include the singular. Finally, if there is any conflict between the terms of this Plan and the terms of any Option Certificate, Stock Appreciation Right Certificate or Stock Grant Certificate, the terms of this Plan shall control.

   17.5 Other Conditions. Each Option Certificate, Stock Appreciation Right Certificate or Stock Grant Certificate may require that an Eligible Employee or a Director (as a condition to the exercise of an Option or a Stock Appreciation Right or the issuance of Stock subject to a Stock Grant or pursuant to a Stock Unit Grant) enter into any agreement or make such representations prepared by the Company, including (without limitation) any agreement which restricts the transfer of Stock acquired pursuant to the exercise of an Option or a Stock Appreciation Right or a Stock Grant or a Stock Unit Grant or provides for the repurchase of such Stock by the Company.

   17.6 Rule 16b-3. The Committee shall have the right to amend any Option, Stock Grant, Stock Unit Grant or Stock Appreciation Right to withhold or otherwise restrict the transfer of any Stock or cash under this Plan to an Eligible Employee or Director as the Committee deems appropriate in order to satisfy any condition or requirement under Rule 16b-3 to the extent Rule 16 of the 1934 Act might be applicable to such grant or transfer.

   17.7 Coordination with Employment Agreements and Other Agreements. If the Company enters into an employment agreement or other agreement with an Eligible Employee or Director which expressly provides for the acceleration in vesting of an outstanding Option, Stock Appreciation Right, Stock Grant or Stock Unit Grant or for the extension of the deadline to exercise any rights under an outstanding Option, Stock Appreciation Right, Stock Grant or Stock Unit Grant, any such acceleration or extension shall be deemed effected pursuant to, and in accordance with, the terms of such outstanding Option, Stock Appreciation Right, Stock Grant or Stock Unit Grant and this Plan even if such employment agreement or other agreement is first effective after the date the outstanding Option or Stock Appreciation Right was granted or the Stock Grant or Stock Unit Grant was made.

   17.8 409A. The terms and conditions of all grants under the Plan shall be designed to comply with the applicable requirements, if any, of
         Section 409A of the Code.